Exhibit 4.3

ITERUM THERAPEUTICS BERMUDA LIMITED

as Notes Issuer

AND

ITERUM THERAPEUTICS PLC,

ITERUM THERAPEUTICS INTERNATIONAL LIMITED,

ITERUM THERAPEUTICS US LIMITED, and

ITERUM THERAPEUTICS US HOLDING LIMITED

as Guarantors

AND

ITERUM HOLDERS’ REPRESENTATIVE LLC,

as Holders’ Representative,

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of January [●], 2020

Limited Recourse Royalty-Linked Subordinated Notes

i

Section 16.11.	Trustee Not Fiduciary for Holders of Senior Debt	84
Section 16.12.	Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights	84
Section 16.13.	Article Applicable to Paying Agents	84
Section 16.14.	Modification of Subordination Provisions	84
Section 16.15.	Senior Debt Entitled to Rely	84
Section 16.16.	Reinstatement	85
Section 16.17.	Action by Holders of Senior Debt	85

v

EXHIBIT

Exhibit A	Form of Note	A-1

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of January [●], 2020.

Trust Indenture Act Section		Agreement Section
Section 310	(a)(1)	7.08
	(a)(2)	7.08
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.08
	(b)	7.09, 7.13
	(c)	Not Applicable

Section 311	(a)	7.14
	(b)	7.14
	(c)	Not Applicable

Section 312	(a)	5.01, 5.02(a)
	(b)	5.02(b)
	(c)	5.02(c)

Section 313	(a)	5.03(a)
	(b)	5.03(a)
	(c)	5.03(a), 6.08(b)
	(d)	5.03(b)

Section 314	(a)	4.09, 5.04
	(b)	Not Applicable
	(c)(1)	2.04, 2.05, 2.10, 3.01, 4.04(e), 7.02, 7.07, 10.05, 11.03, 15.05
	(c)(2)	2.10, 3.01, 7.02, 10.05, 11.03, 15.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	15.05
	(f)	Not Applicable

Section 315	(a)	7.01(a), 7.02
	(b)	6.08(b)
	(c)	7.01
	(d)	7.01
	(d)(1)	7.01(a)
	(d)(2)	7.01(b)
	(d)(3)	7.01(c)
	(e)	6.09

Section 316	(a)(last sentence)	8.04
	(a)(1)(A)	6.07

Trust Indenture Act Section		Agreement Section
	(a)(1)(B)	6.07
	(a)(2)	Not Applicable
	(b)	6.04, 6.07
	(c)	8.01

Section 317	(a)(1)	6.02
	(a)(2)	6.02
	(b)	4.04

Section 318	(a)	15.12

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of January [●], 2020, between Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda, as Notes issuer (the “Company”, as more fully set forth in Section 1.01), ITERUM THERAPEUTICS PLC, a company formed under the laws of Ireland, as guarantor (the “Parent Guarantor”, as more fully set forth in Section 1.01), Iterum Therapeutics International Limited, a company formed under the laws of Ireland, as guarantor (the “Irish Guarantor”), Iterum Therapeutics US Limited, a Delaware corporation, as guarantor (“Iterum U.S. Limited”), Iterum Therapeutics US Holding Limited, a Delaware corporation, as guarantor (“Iterum U.S. Holding” and, together with Parent Guarantor, the Irish Guarantor, Iterum U.S. Limited and any guarantor added pursuant to a supplemental indenture in accordance with Section 10.01(c) hereof, the “Guarantors”), Iterum Holders’ Representative LLC, a Delaware limited liability company, as the representative of the noteholders hereunder (the “Holders’ Representative”, as more fully set forth in Section 1.01) and Computershare Trust Company, N.A., as trustee (the “Trustee”, as more fully set forth in Section 1.01). The Irish Guarantor, Iterum U.S. Limited and Iterum U.S. Holding are referred to herein collectively as the “Subsidiary Guarantors”.

W I T N E S S E T H:

WHEREAS, as additional consideration for the financing provided to the Company in connection with the issuance of the Exchangeable Senior Subordinated Notes, for its lawful corporate purposes, the Company has duly authorized the issuance of its Limited Recourse Royalty-Linked Subordinated Notes (the “Notes”), initially in an aggregate principal amount not to exceed $120,000, and the Guarantors have duly authorized their issuance of the Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Parent Guarantor have duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company and the Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantee have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Indenture, except as expressly provided herein or unless the context otherwise requires:

(a) the terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01;

(b) all other terms used in this Indenture that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture;

(c) the words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) unless the context otherwise requires, “or” is not inclusive and “including” means “including without limitation”; and

(e) the terms defined in this Article include the plural as well as the singular.

“Accounting Standards” means GAAP and, to the extent consistent therewith, the accounting policies and practices of the Parent Guarantor.

“Acquiring Person” means any Person, determined from time to time, that has publicly announced an intention to undertake a Change of Control of the Parent Guarantor, or has entered into discussions or negotiations with, or delivered any written letter or notice to, management of Parent Guarantor or any member of the Board of Directors of Parent Guarantor with respect to a Change of Control of the Parent Guarantor, in each case at any time during the twelve month period prior to such determination.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Maximum Return Amount” means, as to all Notes then outstanding collectively, the product of 4,000 and the Aggregate Principal Amount.

“Aggregate Maximum Return Amount Qualification” shall have the meaning specified in Section 2.03(b).

“Aggregate Principal Amount” means the Principal Amounts in respect of all Notes then outstanding collectively, up to the aggregate amount of $120,000.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code (or any successor thereto) or any similar bankruptcy, insolvency or other U.S. federal or state law, or similar foreign law (including under Bermudan or Irish law), for the relief of debtors, whether now or hereafter in effect.

“Benefited Party” shall have the meaning specified in Section 13.01(b).

“Board of Directors” means, with respect to the Company or any Guarantor, the board of directors (or equivalent governing body) of the Company or such Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the applicable Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banking institutions in London, Bermuda or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or shares issued by that Person, but excluding any debt securities convertible or exchangeable into such stock or shares.

“Change of Control” means, with respect to any Person, (i) any method, transaction or series of related transactions by which more than 50% of the outstanding shares of such Person entitled to vote in the election of directors (or, if such Person has outstanding other equity securities entitling the holder thereof to vote in the election of directors, such number and type of equity securities as represent a majority of the voting power of all voting equity securities of such Person) or the beneficial ownership thereof are acquired by a person or group (as defined in Section 13(d) of the Exchange Act); (ii) a merger or consolidation of such Person in which such Person is not the continuing or surviving entity or in which the equityholders of such Person immediately before such transaction do not own in the aggregate at least 50% of the outstanding voting equity securities of the continuing or surviving entity immediately after such transaction; (iii) a merger or consolidation of such Person pursuant to which such Person’s outstanding equity securities are converted into cash, securities or other property; or (iv) a sale of all or substantially all of such Person’s consolidated assets.

“close of business” means 5:00 p.m. (New York City time).

“Code” shall have the meaning specified in Section 4.10(b).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317, inclusive, to the extent that they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Notes for the purposes of complying with such provisions.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer or President or any director of the Company, and (b) any such other Officer designated in clause (a) of this definition or the Company’s Secretary or any Assistant Secretary, and delivered to the Trustee.

“Confidential Information” shall have the meaning specified in Section 4.12.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Attention: Corporate Trust Office, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“cUTI Indication” means the complicated urinary tract infection indication;

“cUTI Indication Payment Rate” means 0.00025%; provided, that if the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering exceeds $80,000, the cUTI Indication Payment Rate means 0.00025%

multiplied by a fraction, the numerator of which is $80,000, and the denominator of which is the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering.

“Default Interest” shall have the meaning set forth in Section 2.03(d).

“Default Rate” means (i) with respect to Default Interest due pursuant to Section 2.03(d)(i), a per annum rate equal, as of any date that Default Interest accrues, to the prime rate of interest quoted by Bloomberg on such date or on the most recent date when available from Bloomberg, or if not generally available from Bloomberg quoted by a similar reputable data source on such date or on the most recent date quoted, plus three percent (3.00%), and (ii) with respect to Default Interest due pursuant to Section 2.03(d)(ii), a per annum rate equal to four percent (4.00%), in case of clauses (i) and (ii) calculated daily on the basis of a three hundred sixty five (365) day year or, if lower, the highest rate permitted under applicable law.

“Defaulted Amounts” means any amounts on any Note that are due and payable but have not been paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Default Interest” means Default Interest that becomes due pursuant to Section 2.03(d)(ii) with respect to an Uncurable Event of Default.

“Diligent Efforts” means, with respect to a Person and a Product, that level of efforts and resources commonly devoted by a company of similar size and resources to Parent in the research-based pharmaceutical industry, to the development or commercialization, as the case may be, of a product of similar commercial potential at a similar stage in its lifecycle, in each case taking into account issues of safety and efficacy, product profile, the proprietary position, the then-current competitive environment for such product and the likely timing of such product’s entry into the market, the regulatory environment and the status of such product, profitability (including pricing and reimbursement) and other relevant scientific, technical, regulatory and commercial factors. Subject to the foregoing, “Diligent Efforts” shall include, but shall not be limited to, the following: (a) making expenditures in relation to a Product that are consistent with expenditures normally made by persons in the pharmaceutical business in connection with products of similar market potential at similar stages in their development or product life; (b) pursuing development of each Product and regulatory approvals to market each Product, including designing and conducting all clinical trials necessary to support applications for regulatory approval; (c) launching and marketing Products in a manner which maximizes Net Revenues; (d) implementing and maintaining appropriate Product and patient support services (including, but not limited to, appropriate risk identification and minimization programs and reimbursement support services); (e) using commercially reasonable efforts to initiate and complete all appropriate post-marketing approval commitments; (f) promptly seeking pricing approvals and reimbursements; (g) setting or seeking a commercial price for a Product that is consistent with the profile of such Product, including, where appropriate, seeking premium pricing based on the effectiveness of such Product; (h) promoting the Product for all labeled applicable indications; (i) maintaining compliance with all healthcare laws and regulations, and the codes of compliance published by the Pharmaceutical Research and Manufacturers of America; (j) maintaining and enforcing all material intellectual property related to each of the Products; (k) avoiding infringement of any intellectual property rights of third parties; and (k) otherwise fulfilling the obligations of the Guarantors and their Affiliates under the Pfizer License, in order to maintain the rights to develop and commercialize a Product granted thereunder, in each case to the extent such actions are reasonably likely to result in the generation of Net Revenues.

“ECI” shall have the meaning set forth in Section 4.10(f).

“End Date” means December 31, 2045, or, in the event that no FDA Approvals have been obtained prior to December 31, 2025, such date.

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchangeable Senior Subordinated Notes” means the 6.500% Exchangeable Senior Subordinated Notes due 2025 issued under an Indenture, dated on or about the date hereof, among the Company, as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as trustee.

“FDA” means the United States Food and Drug Administration or any successor federal agency thereto.

“FDA Approval” means receipt by the Parent Guarantor (or a Subsidiary thereof) of approval of a new drug application and/or supplemental new drug application (or any successor form(s) or application(s) having substantially the same effect with respect to the approval of a drug for marketing and sale) by the FDA with respect to one or more Products for the uUTI Indication and/or cUTI Indication (as applicable).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Gross Revenue” means, as to any Products, for any Payment Measuring Period, the gross amount invoiced to and recognized as revenue on account of U.S. sales of such Products in accordance with GAAP by the Parent Guarantor or its Subsidiaries with respect to the sale by the Parent Guarantor or its Subsidiaries or licensees or sublicensees of Products. For purposes of clarity, Gross Revenue shall not include amounts invoiced to and recognized as revenue on account of sales outside the U.S.

Notwithstanding the foregoing, in the event that a Product is sold in the U.S. together with one or more other therapeutically active ingredients or therapies not constituting the Product for a single price (regardless of their packaging) (a “Combination Sale”), the gross amount recognized as revenue by the Parent Guarantor or its Subsidiaries on account of such Combination Sale shall be determined as follows:

(i) Except as provided below, the gross amount recognized as revenue for a Combination Sale in the U.S. shall be calculated by multiplying the gross amount invoiced for the Combination Sale (“Gross Combination Sale Amount”) by the fraction A/(A+B), where A is the wholesale acquisition cost charged by the Parent Guarantor or its Subsidiaries or any of their respective licensees (collectively, “Sellers”) if such Product is sold separately in the U.S. by any of the Sellers, and B is the wholesale acquisition cost charged by the Sellers for the other product(s) or active ingredients/components included in the Combination Sale if such other product(s) or active ingredients/components are sold separately by the Sellers in the U.S.

(ii) In the event that the Sellers sell the Product included in a Combination Sale as a separate product in the U.S., but do not separately sell all of the other product(s) or active ingredients/components, as the case may be, included in such Combination Sale in the U.S., the calculation of the gross amount recognized as revenue resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount by the fraction A/C where A is the wholesale acquisition cost charged by the Sellers for such Product sold separately in the U.S., and C is the wholesale acquisition cost charged by the Sellers in the U.S. for such Combination Product.

(iii) In the event that the Sellers do not sell the Product included in a Combination Sale as a separate product in the U.S., but do separately sell all of the other products or active ingredients/components, as the case may be, included in the Combination Sale the U.S., the calculation of the gross amount recognized as revenue resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount by the fraction (C-D)/C, where C is the wholesale acquisition cost charged by the Sellers for such Combination Product sold separately in the U.S., and D is the aggregate of the wholesale acquisition cost charged by the Sellers in the U.S., as applicable, of such other product(s) or active ingredients/components, as the case may be, included in the Combination Product and sold separately in the U.S.

If the calculation of the gross amount recognized as revenue on account of such Combination Sale resulting from a Combination Sale in the U.S. cannot be determined by any of the foregoing methods, the calculation of the revenue from such Combination Sale shall be calculated in a manner determined by the Parent Guarantor in good faith based upon the relative objective value of the active components of such Combination Product, in a manner consistent with GAAP.

“Guarantee” means the guarantee of the Company’s obligations under this Indenture and the Notes, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantee Obligations” shall have the meaning specified in Section 13.01(a).

“Guarantor Senior Debt” means all obligations of any Guarantor to Silicon Valley Bank now existing or hereafter arising, including, without limitation, (i) the Obligations (as defined in the SVB Facility), together with all costs of collecting such obligations (including attorneys’ fees), (ii) all obligations now existing or hereafter arising under any agreement in connection with the provision by Silicon Valley Bank to any Guarantor of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, (iii) all interest accruing after the commencement by or against any Guarantor of any bankruptcy, reorganization or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding and (iv) any obligations of the Guarantors hereafter arising that the applicable Guarantor(s) designate as “Guarantor Senior Debt”; provided, however, that the aggregate principal amount of any such indebtedness constituting Guarantor Senior Debt shall not exceed $50,000,000 outstanding at any time (it being understood that the maximum amount of Guarantor Senior Debt is not additive to the maximum amount of Senior Debt but instead refers to the same maximum amount as applied to each Guarantor with respect to Guarantor Senior Debt and to the Company with respect to Senior Debt).

“Guarantors” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include their successors and assigns.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holders’ Representative” means the Person named as the “Holders’ Representative” in the first paragraph of this Indenture, until a successor Holders’ Representative shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Holders’ Representative” shall mean such successor Holders’ Representative.

“Holders’ Representative Expenses” shall have the meaning set forth in Section 9.08(b).

“Holders’ Representative Group” shall have the meaning set forth in Section 9.08(b).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Accountant” shall have the meaning set forth in Section 9.10(a).

“Initial Purchasers” means Advent Life Sciences LLP, Advent Life Sciences Fund II LP, Arix Bioscience Holdings Limited, Canaan X L.P., Frazier Healthcare VII, L.P., Frazier Healthcare VII-A, L.P., New Leaf Ventures III, L.P., New Leaf Biopharma Opportunities II, L.P., Sofinnova Venture Partners IX, L.P., Domain Partners IX, L.P., Pivotal bioVenture Partners Fund I, LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC, Sarissa Capital Hawkeye Fund LP, RA Capital Healthcare Fund, L.P., Blackwell Partners LLC – Series A, Empery Master Onshore, LLC, Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Lincoln Park Capital Fund, LLC, 683 Capital Partners, LP, SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., 2b LLC, Sabby Volatility Warrant Master Fund, Ltd., S.H.N Financial investments ltd, North Sound Trading, LP, CVI Investments, Inc., Salthill Investors (Bermuda) L.P., Salthill Partners, L.P. and Gary D. Cohn.

“Interest Payment” means, as to any Note, for each Payment Measuring Period, the Payment on such Note, but only to the extent that such Payment is described in clause (1) of the definition of Payment hereunder.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January [●], 2020, among the Company and the Initial Purchasers.

“Irish Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Iterum U.S. Holding” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Iterum U.S. Limited” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“IV Product” means the sulopenem antibiotic being developed by the Parent Guarantor for intravenous delivery.

“Limited Recourse Net Revenues” shall have the meaning specified in Section 2.03(b).

“Limited Recourse Qualification” shall have the meaning specified in Section 2.03(b).

“Majority Holders” means the Holders of Notes representing the right to receive no less than a majority of the Aggregate Principal Amount, on the terms and conditions set forth herein, determined as provided in Section 8.04.

“Major Investors” shall have the meaning set forth in the Investor Rights Agreement.

“Maximum Return Amount” means, as to any Note, the Maximum Return Amount set forth in such Note (which shall be 4,000 times the Principal Amount of such Note).

“Maximum Return Amount Qualification” means, as to any Note, the Maximum Return Amount Qualification set forth in such Note.

“Minimum Principal Amount” means $0.04.

“Net Revenues” means, as to any Products, for any Payment Measuring Period, the Gross Revenue in respect of such Products for such Payment Measuring Period, less the sum of the following to the extent attributable to activities in the U.S. that are incorporated in accordance with GAAP (except to the extent already excluded for Combination Sales in the definition of “Gross Revenue”): (a) customary sales returns actually made and allowances actually paid or taken, including trade, quantity and cash discounts, price adjustments, rebates, chargebacks, reimbursements or similar payments ordinarily granted or given but excluding discounts taken as part of bundling or other forms of multi-product purchase arrangements, (b) adjustments arising from consumer discount programs, (c) customs or excise duties, valued-added taxes, sales taxes, consumption taxes and other taxes (except income taxes) or duties relating to sales which are actually paid with respect to sales of Product, and (d) separately itemized freight and insurance incurred in shipping Product (to the extent that such costs are included in the amount invoiced to customers and included in Gross Revenue).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Officer” means, (i) with respect to the Company, the Company’s President, Chief Executive Officer, Chief Financial Officer or Secretary or any director of the Company, (ii) with respect to the Parent Guarantor, the Parent Guarantor’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer or any director of the Parent Guarantor and (iii) with respect to any Subsidiary Guarantor, such Subsidiary Guarantor’s President, Chief Executive Officer, Chief Financial Officer, Secretary or Treasurer, any director of such Subsidiary Guarantor, or any attorney appointed by such entity.

“Officer’s Certificate,” when used with respect to the Company or any Guarantor, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company or such Guarantor, as applicable. Each such certificate shall comply with Section 314 of the Trust Indenture Act and, except to the extent provided herein, shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, the Parent Guarantor or any of the Subsidiary Guarantors, as applicable, or other counsel that is acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein and which legal counsel may, in providing such opinion, rely upon certifications or other representations as to matters of fact. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section 15.05.

“Optional Redemption” shall have the meaning specified in Section 14.01.

“Oral Product” means sulopenem etzadroxil and probenecid combined in a single bilayer tablet being developed by the Parent Guarantor for oral administration.

“outstanding,” when used with reference to the Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.08 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d) Notes repurchased by the Company or the Guarantors pursuant to the penultimate sentence of Section 2.10.

“Parent Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Payment” means, as to any Note, for each Payment Measuring Period, any positive amount equal to the Pro Rata Share of such Note multiplied by the product of (a) the Net Revenues for such Payment Measuring Period, and (b) the applicable Payment Rate for such applicable Payment Measuring Period, subject to the End Date and the Maximum Return Amount Qualification; provided that each Payment on such Note shall be (1) an Interest Payment on such Note, to the extent that the amount of such Payment, when added to the amounts of all prior Payments on such Note, sums to an amount that is less than or equal to the difference of (x) the Maximum Return Amount for such Note less (y) the Principal Amount of such Note (such difference being the “Maximum Interest Payment Amount”), and (2) a Principal Payment on such Note, to the extent that the amount of such Payment, when added to the amounts of all prior Payments on such Note, sums to an amount greater than the Maximum Interest Payment Amount.

“Payment Date” means any date on which a Payment is made by the Company to the Depositary in accordance with Section 2.03(b).

“Payment Measuring Period” means a period equal to the prior six (6) months, calculated as of June 30 and December 31 of each calendar year during the term of this Indenture; provided no Payment Measuring Period shall commence after the End Date.

“Payment Rate” means, for each Payment Measuring Period, as measured at the end of such Payment Measuring Period: (a) for any Payment Measuring Period in which the Parent Guarantor (or Affiliate thereof) receives, or has previously received, FDA Approval for the uUTI Indication, a percentage equal to the uUTI Payment Rate multiplied by a number equal to the Aggregate Principal Amount; or (b) for any Payment Measuring Period in which the Parent Guarantor (or Affiliate thereof) receives, or has previously received, FDA Approval for the cUTI Indication, but has not received FDA Approval for the uUTI Indication, a percentage equal to the cUTI Indication Payment Rate multiplied by a number equal to the Aggregate Principal Amount.

“Payment Record Date,” with respect to any Payment Date, means the fifteenth (15th) day (whether or not such day is a Business Day) immediately preceding the applicable Payment Date.

“Payment Statement” means, with respect to each Payment Measuring Period occurring prior to the End Date, the written statement of the Company and the Parent Guarantor (together with a certification and acknowledgment that no events of default under the Senior Debt owing to Silicon Valley Bank have occurred and are continuing or would result from any Payments from the Company reflected in the Payment Statement, which certification shall also be acknowledged in writing by Silicon Valley Bank, and any of its successors and assigns, for so long as its Senior Debt is outstanding), certified by the Chief Financial Officer of the Parent Guarantor and an authorized officer of the Company, setting forth with reasonable detail:

(a) for each Product:

(i) (x) the total of the invoice price charged by the Parent Guarantor, its Affiliates and its licensees for sales of the Product by the Parent Guarantor, its Affiliates and licensees to third parties during the applicable Payment Measuring Period, (y) calculations of Gross Revenue and Net Revenues during the applicable Payment Measuring Period, (z) the applicable Payment Rate for the applicable Payment Measuring

Period and (aa) the allocation of any payment for the applicable Payment Measuring Period as between Principal Payment and Interest Payment portions thereof; and

(ii) to the extent that Gross Revenue for the Product during the applicable Payment Measuring Period is determined based on a Combination Product, the method of determining the Gross Revenue and Net Revenues of the Combination Product attributable to the Product in accordance with the definitions of Gross Revenue and Net Revenues;

(b) the amount of any Default Interest accruing during such Payment Measuring Period; and

(c) notice of whether any FDA Approval has been granted during the applicable Payment Measuring Period.

The amounts in the Payment Statement shall be calculated in accordance with the Accounting Standards and shall be derived from and consistent with the audited financial statements contained in the reports filed with the Trustee pursuant to Section 5.04(b) of this Indenture.

“Permitted Denomination” means having a Principal Amount in any increment of the Minimum Principal Amount.

“Person” means an individual, a corporation, a company, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PFIC” shall have the meaning specified in Section 4.10(b).

“Pfizer License” means that License Agreement, by and among the Parent Guarantor, the Irish Guarantor and Pfizer Inc., dated as of November 18, 2015, as it may be amended or otherwise modified from time to time.

“Physical Notes” means permanent certificated Notes in registered form issued in a Permitted Denomination.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal Amount” means, for any Note, the Principal Amount set forth in such Note (which shall be a Permitted Denomination).

“Principal Amount Multiple” means for any Note, the product of the Principal Amount and 100.

“Principal Payment” means, as to any Note, for each Payment Measuring Period, the Payment on such Note, but only to the extent that such Payment is described in clause (2) of the definition of Payment hereunder.

“Pro Rata Share” means, as to any Note, a fraction, the numerator of which is the Principal Amount for such Note, and the denominator of which is the Aggregate Principal Amount.

“Products” means the Oral Product and the IV Product and “Product” means any one of them.

“Redemption Date” shall have the meaning specified in Section 14.02(a).

“Redemption Notice” shall have the meaning specified in Section 14.02(a).

“Redemption Price” shall have the meaning specified in Section 14.01.

“Representative Expense Fund” shall have the meaning specified in Section 9.08(b).

“Representatives” shall have the meaning specified in Section 4.12.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of this Indenture or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Actions” shall have the meaning set forth in Section 4.11.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rights Offering” means any public offering of subscription rights to purchase units consisting of Notes and Exchangeable Senior Subordinated Notes by the Parent Guarantor and the Company to holders, at the date of this Indenture, of ordinary shares of the Parent Guarantor, nominal value $0.01 per share on a pro rata basis in accordance with their share ownership as of a record date to be determined by the Board of Directors of the Parent Guarantor or a committee thereof. The Initial Purchasers and their Affiliates shall not be entitled to purchase any units pursuant to the Rights Offering (regardless of whether or not under Irish or other applicable law such subscription rights are required to be offered to the Initial Purchasers).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” means all obligations of the Company to Silicon Valley Bank now existing or hereafter arising, including, without limitation, (i) the Obligations (as defined in the SVB Facility), together with all costs of collecting such obligations (including attorneys’ fees), (ii) all obligations now existing or hereafter arising under any agreement in connection with the provision by Silicon Valley Bank to the Company of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, (iii) all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding and (iv) any obligations of the Company hereafter arising that the Parent Guarantor designates as “Senior Debt”; provided, however, that the aggregate principal amount of any such indebtedness shall not exceed $50,000,000 outstanding at any time (it being understood that the maximum amount of Senior Debt is not additive to the maximum amount of Guarantor Senior Debt but instead refers to the same maximum amount as applied to the Company with respect to Senior Debt and to each Guarantor with respect to Guarantor Senior Debt).

“Significant Subsidiary” means a Subsidiary of the Parent Guarantor that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantors” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“SVB Facility” means that certain Loan and Security Agreement among the Subsidiary Guarantors, the Company and Silicon Valley Bank dated as of April 27, 2018 (as may be amended, modified, restated, replaced, or supplemented from time to time, including any deferrals, renewals, refinancings or extensions thereof).

“transfer” shall have the meaning specified in Section 2.05(c).

“Treasury Regulations” shall have the meaning specified in Section 4.10(c).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uncurable Event of Default” has the meaning set forth in Section 2.03(d)(ii).

“uUTI Indication” means the uncomplicated urinary tract infection indication.

“uUTI Payment Rate” means 0.00015%; provided, that if the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering exceeds $100,000, the uUTI Indication Payment Rate means 0.00015% multiplied by a fraction, the numerator of which is $100,000, and the denominator of which is the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering.

“Veto Notice” shall have the meaning set forth in Section 4.11.

Section 1.02. Tax Treatment. The Company agrees and, by acceptance of a Note, each beneficial owner of a Note will be deemed to have agreed (i) to treat the Notes for U.S. federal income tax purposes as a contractual right to receive Payments from the Company as and when such Payments become payable pursuant to the terms of the Notes and not as indebtedness of, or equity in, the Company or any other Person for U.S. federal income tax purposes and (ii) to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by such treatment for U.S. federal income tax purposes. The parties to this Indenture do not intend to create a partnership for any purpose, and no party to this Indenture nor any beneficial owner of a Note shall be treated as a partner for any purpose.

Section 1.03. References to Interest. Notwithstanding the references herein to Interest Payments, Default Interest, and similar terms, for the avoidance of doubt, no interest shall accrue on any Principal Amount of any Note other than (a) Default Interest accruing on any Principal Amount that is a Defaulted Amount pursuant to Section 2.03(d)(i), and (b) Default Interest accruing pursuant to Section 2.03(d)(ii), and all other interest in respect of the Notes shall accrue and be payable only to the extent that such interest is an Interest Payment.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “Limited Recourse Royalty-Linked Subordinated Notes.” The aggregate Principal Amounts of Notes that may be authenticated and delivered under this Indenture is limited to $120,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, and Section 10.04.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall provide that it shall represent outstanding Notes representing the aggregate Principal Amounts from time to time endorsed thereon and that the aggregate Principal Amounts of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate Principal Amounts of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Company or the Holder of such Notes in accordance with this Indenture. Payment of Principal

Payments and Interest Payments for, and any accrued and unpaid Default Interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Denomination of Notes; Payments on Notes, Default Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in any Permitted Denomination.

(b) Subject to Section 11.04, beginning with the Payment Measuring Period ending on June 30, 2020, and for each following Payment Measuring Period until the Payment Measuring Period ending on the End Date, within 75 days of the end of the applicable Payment Measuring Period, subject to the Aggregate Maximum Return Amount Qualification, the Company shall (i) provide notice to the Holders’ Representative of any Payments due and payable in respect of the Notes and (ii) pay such Payments to each Depositary or its respective nominee, as the case may be, as the registered Holders of the Notes, in immediately available funds in lawful money of the United States; provided that (A) no Payments, Designated Default Interest or respective portions thereof shall be payable by the Company in respect of any period after the End Date, (B) no Payment, Designated Default Interest or respective portion thereof shall be payable by the Company to the extent that the Company has paid, or through payment of such Payments or Designated Default Interest will have paid, in excess of an aggregate sum of Payments and Designated Default Interest on account of the Notes equal to the Aggregate Maximum Return Amount (this clause (B) being referred to as the “Aggregate Maximum Return Amount Qualification”) and (C) each Interest Payment in respect of the Notes shall be based solely on Net Revenues earned on U.S. sales of the Products in the applicable Payment Measuring Period, if any (the “Limited Recourse Net Revenues”), and in no event shall the Company be obligated to make any Interest Payment in respect of the Notes on account of any assets or properties other than the Limited Recourse Net Revenues (this clause (C) being referred to as the “Limited Recourse Qualification”).

The Notes will be subject to optional redemption by the Company as set forth in Article 14 of this Indenture.

For the avoidance of doubt, (a) once Payments and Designated Default Interest in an aggregate amount equal to the Aggregate Maximum Return Amount has been paid in respect of the Notes (whether pursuant to the Notes, pursuant to Article 14 of this Indenture, or otherwise), no further Payments or Designated Default Interest shall be payable on the Notes, and no further Default Interest shall accrue pursuant to Section 2.03(d), (b) if and to the extent that Limited Recourse Net Revenues have not been generated (other than as a result of a breach of Section 4.14), no amounts other than Principal Payments shall be payable on the Notes, (c) if any portion of the Principal Amount in respect of any Note has not been paid as of the End Date, the Company shall pay such unpaid portion of the Principal Amount to the holder thereof notwithstanding the Limited Recourse Qualification and (d) in no event will Pfizer Inc. have any obligations to any Holder pursuant to this Indenture or the Notes.

(c) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Payment Record Date with respect to any Payment Date shall be entitled to receive the Payment and Default Interest, if any, payable on such Payment Date. The Payment and Default Interest, if any, with respect to any Note (i) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the office of the Trustee located in the United States of America, or any other office or agency located in the United States of America so designated by the Trustee and (ii) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(d) Any interest set forth in subsection (i) and (ii) below shall be referred to herein as “Default Interest.”

(i) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue Default Interest, to the extent permitted by applicable law, at the Default Rate, from, and including, such relevant payment date, and such Defaulted Amounts together with any such Default Interest thereon shall be paid by the Company, at its election in each case, as provided in clause (A) or (B) below:

(A) The Company may elect to make payment of any Defaulted Amounts and Default Interest thereon to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts and Default Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts and Default Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts and Default Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts and Default Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and Default Interest and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and Default Interest and the special record date therefor having been so delivered, such Defaulted Amounts and Default Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (B) of this Section 2.03(d)(i).

(B) The Company may make payment of any Defaulted Amounts and Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(ii) Default Interest shall accrue, with respect to each Note, on the Principal Amount Multiple of such Note, on a per diem basis, from and after the occurrence of, and during the continuance of, any Event of Default pursuant to paragraphs (b), (c), and (f) of Section 6.01 and through and including the earlier of the End Date and the date that Payments and Designated Default Interest in an aggregate amount equal to the Aggregate Maximum Return Amount have been paid in respect of the Notes (whether pursuant to the Notes, pursuant to Article 14 of this Indenture, or otherwise), provided, that in the case of any Event of Default that has occurred pursuant to paragraphs (c) or (f) of Section 6.01 and is not by its nature subject to termination or cure (an “Uncurable Event of Default”), such Default Interest shall constitute Designated Default Interest. Such Default Interest shall become due and payable on the first Payment Date to occur after the occurrence of such Event of Default, and on each Payment Date thereafter that corresponds to any Payment Measuring Period during which such Event of Default shall be continuing. Such Default Interest shall not be deemed to constitute liquidated damages and shall be in addition to, and not in lieu of, any other remedies (including nonmonetary injunctive and declaratory relief and any action for damages) that the Holders shall be entitled to seek as a result of the occurrence of any Event of Default pursuant to paragraphs (b), (c), and (f) of Section 6.01; provided, that the Holders shall have no right to accelerate payment of any amount in respect of the Notes. The Company and the Guarantors irrevocably waive any right to claim that Default Interest is the exclusive remedy of the Holders or Holders’ Representative arising from any such Event of Default.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder, other than delivery of an Officer’s Certificate pursuant to Section 15.05. For the avoidance of doubt, the Trustee shall not be obligated to authenticate a Note hereunder unless and until it has received a Company Order in accordance with the terms hereof.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section

2.05, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Permitted Denominations and of a like Permitted Denomination in the aggregate, and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Permitted Denominations and of a like Permitted Denomination in the aggregate, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Trustee, the Note Registrar or the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) The initial Notes issued hereunder on the date of this Indenture shall be represented by Physical Notes. Thereafter, so long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. For the avoidance of doubt, nothing in this Section 2.05(c) shall be deemed to prevent the transfer of any Note by any Holder to any Affiliate of such Holder in a transaction that is otherwise in compliance with the Securities Act.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, including as a result of the affiliate status of any holder of a Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF ITERUM THERAPEUTICS BERMUDA LIMITED (THE “COMPANY”), ITERUM THERAPEUTICS PLC (THE “PARENT GUARANTOR”), ITERUM THERAPEUTICS INTERNATIONAL LIMITED (THE “IRISH GUARANTOR”), ITERUM THERAPEUTICS US LIMITED (“ITERUM U.S. LIMITED”) OR ITERUM THERAPEUTICS US HOLDING LIMITED (TOGETHER WITH THE PARENT GUARANTOR, THE IRISH GUARANTOR AND ITERUM U.S. LIMITED, THE “GUARANTORS”), AND

(ii) AGREES FOR THE BENEFIT OF THE COMPANY AND THE GUARANTORS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS

PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE PARENT GUARANTOR OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE GUARANTORS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF AN INVESTOR RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.

No transfer prior to the Resale Restriction Termination Date of any Note as to which such restrictions on transfer apply will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like Permitted Denomination in the aggregate, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Only if (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) a beneficial owner of any Global Note notifies the Company that it is an Affiliate of the Company or the Parent Guarantor and requests that its beneficial interest therein be issued as a Physical Note, or (iv) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver at the Company’s expense (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a Permitted Denomination corresponding to such beneficial owner’s beneficial interest in the related Global Note, and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof), each in a Permitted Denomination corresponding to the applicable beneficial owner’s beneficial interest in the related Global Note and collectively in an aggregate Permitted Denomination equal to the aggregate Permitted Denomination of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such Permitted Denominations as the

Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) or (iv) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver at the Company’s expense such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, canceled or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged, redeemed, repurchased or transferred for part of such Global Note, the Permitted Denomination of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Holders’ Representative, the Guarantors, the Trustee or any agent of the Company, the Holders’ Representative, the Guarantors or the Trustee shall have any responsibility or liability to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) Any Note that is repurchased or owned by any Affiliate of the Company or the Guarantor (or any Person who was an Affiliate of the Company or the Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Neither the Trustee nor any agent shall have any responsibility or liability for any actions or omissions taken or not taken by the Depositary. All notices and communications to be given to the Holders and all payments to be made to the Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity satisfactory to the Company, the Trustee, or if applicable, the authenticating agent as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and/or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note for which aggregate Payments and Designated Default Interest equal to the Maximum Return Amount has been paid or is about to be paid shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), as the case may be.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, redemption or payment or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, redemption or payment or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver, in exchange for such temporary Notes, Physical Notes with an equal aggregate Permitted Denomination. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents or the Company’s or the Guarantors’ respective Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of the Holders and subject to Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and subject to the same limits as the Notes initially issued hereunder; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters applicable to the issuance of additional Notes, in addition to those required by Section 15.05. In addition, the Company and/or the Guarantors may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company or the Guarantors), repurchase Notes in the open market or otherwise, whether by the Company, the Guarantors or their respective Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company and the Guarantors shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company or the Guarantors have deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company or the Guarantors (including, to the extent applicable, the Aggregate Maximum Return Amount); and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS

Section 4.01. Payments and Default Interest. Subject to Section 11.04, the Company covenants and agrees that it will cause to be paid the Payments and Default Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) and where notices and demands to or upon the Company or the Guarantors in respect of the Notes, the Guarantee and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office or any other office or agency in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as Paying Agent or co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase and where notices and demands to or upon the Company or the Guarantors in respect of the Notes, the Guarantee and this Indenture may be made.

In acting hereunder and in connection with the Notes, the Paying Agent, the Custodian, and the Note Registrar shall act solely as agent of the Company and will not assume any fiduciary duty or obligation towards or relationship of agency or trust for or with any of the owners or Holders of the Notes.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) The Company shall, on or before each due date of the Payments, Default Interest and/or Redemption Price, as applicable, on the Notes, deposit with the Paying Agent a sum sufficient to pay such Payments, Default Interest and/or Redemption Price, as applicable, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date; provided, further, that to the extent such deposit is received by the Paying Agent after 11:00 a.m. New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day.

(b) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the Payments and Default Interest on the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the Payments and Default Interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the Payments and/or Default Interest, or the Redemption Price, as applicable, on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such Payments and/or Default Interest, or the Redemption Price, as applicable, and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the Payments and/or Default Interest, or the Redemption Price, as applicable, on the Notes when the same shall become due and payable.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(e) Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Payments and/or Default Interest, or the Redemption Price, as applicable, on any Note and remaining unclaimed for two years shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

(f) Upon the occurrence of any Event of Default specified in Section 6.01(d) or Section 6.01(e), the Trustee shall automatically be the Paying Agent.

Section 4.05. Existence. Subject to Article 11, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06. Rule 144A and Rule 144 Information Requirement. At any time the Parent Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Parent Guarantor shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A and the information required to be delivered pursuant to Rule 144(c) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144.

Section 4.07. Stay, Extension and Usury Laws. Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the Payments for or any Default Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and each Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.09. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Parent Guarantor (beginning with the fiscal year ending on December 31, 2020) an Officer’s Certificate stating (i) that a review has been conducted of the activity by the Company and the Guarantors and their respective performances under this Indenture, the Guarantee and the Notes and (ii) whether the signers thereof have knowledge of any noncompliance with the conditions and covenants under this Indenture that has occurred during the previous year and, if so, specifying each such noncompliance and the nature thereof.

Section 4.10. Tax Matters; Organizational Limitations.

(a) At all times at which any Note is outstanding, the Parent Guarantor shall (i) maintain, directly or indirectly, 100% equity ownership of the Company and the Subsidiary Guarantors, and (ii) cause the Company to elect to be treated as a disregarded entity for U.S. federal income tax purposes (and, in each case, neither the Guarantor nor the Company shall take any action that is inconsistent with the foregoing); provided that if the Company is held indirectly by the Guarantor, the Company shall be considered as disregarded as a separate entity from the Guarantor for U.S. federal income tax purposes.

(b) The Parent Guarantor shall, within sixty (60) days of the end of the Parent Guarantor’s taxable year, inform any Holder that is also a shareholder, in writing, whether the Parent Guarantor or any of its subsidiaries is a “passive foreign investment company” (a “PFIC”) under Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and shall also provide, upon reasonable request by any of such Holder, information necessary for such Holder to make its own independent determination as to whether the Parent Guarantor or any of its subsidiaries is a PFIC.

(c) The Parent Guarantor shall, and/or shall cause an applicable subsidiary, for the year that it is determined that the Parent Guarantor and/or such subsidiary is a PFIC and each subsequent year, to timely provide any Holder that is also a shareholder with a properly completed and duly executed “PFIC Annual Information Statement” that meets the requirements of Section 1.1295-1(g) of the U.S. Department of the Treasury regulations (the “Treasury Regulations”) and any other information or assistance required by such regulations for such Holder or its direct or indirect owners to (i) make a timely election to treat such entity that is a PFIC as a “qualified electing fund” under Section 1295 of the Code and (ii) timely fulfill its annual election requirements (as described in Section 1.1295-1(f) of the Treasury Regulations) in each subsequent year in which such Holder owns an interest (directly or indirectly) in such entity that is a PFIC.

(d) Within sixty (60) days of the end of the Parent Guarantor’s taxable year, any time that there is a change in the ownership structure of either the Parent Guarantor, or any of its subsidiaries, and at any other time reasonably requested by any Holder that is also a shareholder, the Parent Guarantor shall supply such a requesting Holder with the information in its possession or that it can reasonably obtain that may be relevant to determine (i) whether such Holder, or one of its direct or indirect owners, is a “United States Shareholder” (as described in Section 951(b) of the Code) with respect to the Parent Guarantor or any of its subsidiaries, (ii) whether the Parent Guarantor, or any of its subsidiaries, is a “controlled foreign corporation” (as described in Section 957 of the Code) and (iii) such Holder’s share of any income of the Parent Guarantor or any of its subsidiaries includable in the income of a United States Shareholder under Sections 951 or 951A of the Code.

(e) The Parent Guarantor shall cooperate, and shall cause each of its subsidiaries to cooperate, with any Holder that is also a shareholder in providing such Holder with any information in its possession or that it can reasonably obtain that may be useful to such Holder to timely make all filings, returns, reports, forms or calculations as may be required for such Holder and its direct and indirect owners to comply with the provisions of the Code or any other tax law that such Holder or its direct or indirect owners are subject, including, but not limited to promptly delivering to such Holder any information regarding the Parent Guarantor or a subsidiary requested by such Holder that is in the Parent Guarantor’s possession or that it can reasonably obtain. Nothing in this clause shall in any way limit the obligations of the Parent Guarantor described in this Section.

(f) Each of the Parent Guarantor and the Company agree to use commercially reasonable efforts to avoid the incurrence of any income that is effectively connected with the conduct of a trade or business within the United States within the meaning of Section 864 of the Code (“ECI”). If either the Parent Guarantor or the Company reasonably determines that the Parent Guarantor or the Company, as applicable, may incur ECI, it shall promptly notify the Holders and shall consider alternative structures in order to avoid or minimize any such potential ECI.

(g) Any obligation of the Parent Guarantor or the Company to provide any notification or information to a Holder pursuant to this Section shall be deemed to be satisfied if the Parent Guarantor posts such notification or information on its public website.

Section 4.11. Certain Negative Covenants of the Company and the Guarantor. As long as any Notes remain outstanding, none of the Guarantors or any of their Subsidiaries shall take any of the actions set forth in clauses (a) through (f) of this Section 4.11 (the “Restricted Actions”), unless the Parent Guarantor shall have (i) provided at least 10 days’ prior written notice thereof to the Holders (including the Major Investors), and (ii) obtained the prior written consent (evidenced as provided in Article 8) of the Majority Holders; provided, that notwithstanding receipt of such consent of the Majority Holders, if prior to the expiration of such 10 day period the Major Investors cause a Veto Notice to be delivered to the Parent Guarantor, none of the Guarantors or any of their Subsidiaries shall take the applicable Restricted Action. For purposes of this Indenture, a “Veto Notice” means a written notice delivered to the Parent Guarantor stating that one or more Restricted Actions has been vetoed, with such notice being executed by holders of at least 30% of the outstanding Notes which must include the Major Investors so long as the Major Investors (collectively and together with their Affiliates) own at least 10% of the outstanding Notes.

(a) (i) sell, transfer or assign any assets that are material to the business of the Parent Guarantor and its Subsidiaries, taken as a whole, other than (A) sales, transfers or assignments of assets as among the Company and any Guarantor or among Guarantors, (B) sales of inventory in the ordinary course of the business of the Parent Guarantor and its Subsidiaries, (C) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in conduct of the business of the Parent Guarantor and its Subsidiaries, (D) transactions wholly outside the United States involving development, marketing, distribution, services, sponsored research, collaboration, technology licensing or co-promotion agreements, strategic alliances or other non-U.S. corporate partnering transactions, and including sub-licensing or assignment of any non-U.S. rights under the Pfizer License; or (E) sales of other assets (but excluding any asset the sale of which would be reasonably expected to reduce the amount of any Payment below the reasonably expected amount of such Payment absent such sale) in an aggregate amount representing 25% of the Parent Guarantor’s and its Subsidiaries consolidated assets, as reflected on the Parent Guarantor’s most recent audited balance sheet, during the subsequent fiscal year of the Parent Guarantor or (ii) sell, transfer, assign or enter into any exclusive license with respect to the rights of the Guarantors to any Products, other than a transaction that complies with Article 11 hereof, or a sale pursuant to subsection (i)(A), (B), (D) or (E);

(b) permit the Company, the Subsidiary Guarantors, or any other Significant Subsidiary to undergo a Change of Control, other than in connection with a Change of Control of the Parent Guarantor;

(c) agree to the creation of any lien or encumbrance on any of its assets that would reasonably be expected to reduce the amount of any Payment below the reasonably expected amount of such Payment prior to the creation of such lien or encumbrance;

(d) sell, transfer or assign any rights to receive payments of royalties or license fees included in the calculation of Net Revenues (i) in connection with a financing transaction, or (ii) in a manner that would reasonably be expected to reduce the amount of Net Revenues or Payments below the reasonably expected amount of Net Revenues or Payments, as applicable, prior to the taking of such action; provided, however, that this Section 4.11(d) shall not apply to any current or future payment obligations pursuant to the Pfizer License; provided, further, that clause (i) of this Section 4.11(d) shall not apply to any liens or security interests granted in the Company’s or the Guarantors’ assets, so long as such liens and security interests do not limit the Company’s or the Guarantors’ performance of their obligations under this Indenture and the Notes;

(e) enter into any amendment of, waive any rights under, agree to the termination of any rights or provisions under, or agree to the assignment of any rights or delegation of duties under, the Pfizer Agreement if such amendment, waiver, termination, assignment or delegation could reasonably be expected to reduce the amount of Net Revenues or Payments below the reasonably expected amount of Net Revenues or Payments, as applicable, prior thereto; or

(f) take any other action outside the ordinary course of the business of the Parent Guarantor and its Subsidiaries that, directly or indirectly, would reasonably be expected to reduce the amount of Net Revenues or Payments below the reasonably expected amount of Net Revenues or Payments, as applicable, prior to the taking of such action.

Section 4.12. Confidentiality. The Holders’ Representative hereby agrees that any confidential or non-public information it receives from or on behalf of the Company or the Guarantors or any of their respective Affiliates, which receipt arises out of the transactions contemplated by this Indenture (the “Confidential Information”), shall: (a) not be used for any purpose other than for purposes permitted under this Indenture; (b) not be used directly or indirectly in any way that is for competitive purposes; and (c) not be disclosed by, and shall be kept confidential by, the Holders’ Representative and its respective directors, officers, members, managers, employees, affiliates and agents (collectively, “Representatives”); provided, however, that any such Confidential Information may be disclosed (1) to the extent necessary to prepare, prosecute and/or defend any judicial or administrative proceeding, (2) only to the Representatives of the recipient party who (i) need to know such Confidential Information and (ii) are bound in writing to a non-disclosure agreement no less restrictive than this Section 4.12, or (3) by the Holders’ Representative to the Holders to the extent necessary in connection with the performance of the Holders’ Representative’s obligations hereunder. It is understood that such Representatives shall be informed by the Holders’ Representative of the confidential nature of such Confidential Information, and that the Holders’ Representative (on behalf of the Holders) shall be responsible for any disclosure or use made by its Representatives in breach of obligations under this Indenture to the same extent as if such disclosure or use had been made directly by the Holders’ Representative. “Confidential Information” shall not include any information that is (A) publicly available other than because of or related to any disclosure by the Holders’ Representative or any of its Representatives or (B) is lawfully disclosed to the Holders’ Representative by sources (other than the Company, the Guarantor or their respective Affiliates) rightfully in possession of the Confidential Information on a non-confidential basis. If the Holders’ Representative or its Representatives are legally required or requested to disclose any Confidential Information, they will in advance of such disclosure, unless otherwise prohibited by law, promptly notify the Company of such request or requirement so that the Company may, at its sole cost and expense, seek to avoid or minimize the required disclosure and/or obtain an appropriate protective order or other appropriate relief to ensure that any Confidential Information so disclosed is maintained in confidence to the maximum extent possible by the person receiving the disclosure, or, in the Company’s discretion, to waive compliance with the provisions of this Indenture. In any such case, the Holders’ Representative agrees to cooperate and use reasonable efforts, in each case at the Company’s sole cost and expense, to avoid or minimize the required disclosure and/or obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, the Holders’ Representative or its Representatives are legally obligated to disclose any Confidential Information, they will disclose only so much thereof to the party compelling disclosure as they believe in good faith, on the basis of advice of counsel, is required by law. The Holders’ Representative shall give the Company prior written notice of the specific Confidential Information that they believe they are required to disclose under such circumstances. All Confidential Information disclosed by or on behalf of the Company or the Guarantors or any of their respective Affiliates shall be, and shall remain, the property of the Company, the Guarantors or such Affiliate, respectively.

Section 4.13. Books and Records. The Company and the Guarantors shall keep, and shall cause their respective Subsidiaries to keep, true, complete and accurate records in sufficient detail to enable the amounts payable under this Indenture to be determined by the Holders or the Holders’ Representative and their consultants or professional advisors, for a period of five (5) years following the applicable Payment Date or other date on which such amounts are due and payable.

Section 4.14. Efforts. Guarantors shall use Diligent Efforts to generate Net Revenues and cause the Payments to achieve the Maximum Return Amount prior to the End Date.

Section 4.15. Tax Treatment. If the Company determines that the Notes are no longer permitted or expected to be treated for U.S. federal income tax purposes as described in Section 1.02, the Company agrees to promptly notify each Holder in writing of such determination.

Section 4.16. Listing. The Company shall use commercially reasonable efforts to cause the Notes and/or interests in any Global Notes to be listed on the Bermuda Stock Exchange prior to April 30, 2020 and to remain so listed until no Notes remain outstanding. Notwithstanding the foregoing, in the event that no withholding or deduction for or on account of applicable taxes by the United States, Ireland or Bermuda is reasonably expected to be required on payments and/or deliveries on the Notes if the Notes are not so listed, the Company will be under no obligation to so list (or maintain the listing of) them on any stock exchange.

Section 4.17. Payment for Consent. The Company and the Guarantors shall not, and shall not cause or permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Guarantees or the Investor Rights Agreement unless such consideration is offered to be paid (or agreed to be paid) and is paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will, in accordance with Section 312 of the Trust Indenture Act, furnish or cause to be furnished to the Trustee or any Paying Agent, twice annually, not more than 15 days prior to June 30 and December 31 in each year beginning with June 30, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable) regardless of the source from which such information was derived.

Section 5.03. Reports by Trustee.

(a) Within 90 days after May 15 of each year commencing with the May 15 following the date of this Indenture, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto and shall send a copy of any such report to the Holders’ Representative. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable. The Trustee shall also deliver all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and also with the Company and the Holders’ Representative. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 5.04. Reports by the Company.

(a) Each of the Guarantors and the Company covenants to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentation and other reports which such Guarantor or the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

(b) The Company shall file with the Trustee, within 15 days after the same are filed with the Commission, copies of any documents or reports that the Parent Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Parent

Guarantor files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.04(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c) Within 75 days after the end of each Payment Measuring Period, the Company shall deliver to the Holders’ Representative a Payment Statement with respect to such Payment Measuring Period.

(d) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any Payment or Default Interest on any Note when due and payable, and the default continues for a period of 30 days after the Company’s receipt of written notice from the Trustee or the Holders of Notes representing the right to receive at least 25% of the Aggregate Principal Amount, on the terms and conditions set forth herein;

(b) failure by the Company or any Guarantor to comply with their respective obligations under Article 11;

(c) failure by the Company or any Guarantor, for 30 days after the Company’s receipt of written notice from the Trustee or the Holders of Notes representing the right to receive at least 25% of the Aggregate Principal Amount, on the terms and conditions set forth herein, to comply with any of their respective other agreements contained in the Notes, the Guarantee or this Indenture;

(d) any Guarantor, the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to any such Guarantor, the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any such Guarantor, the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(e) an involuntary case or other proceeding shall be commenced against any Guarantor, the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to such Guarantor, the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Guarantor, the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(f) the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Indenture or the Guarantee.

Section 6.02. Rights and Remedies on Event of Default; Suit Therefor. If an Event of Default shall have occurred pursuant to paragraph (a) of Section 6.01, the sole remedy of the Holders of the Notes shall be to institute suit for payment of any Defaulted Amounts and any Default Interest, and no Holder shall have the right to accelerate payment of any amount in respect of the Notes, to demand payment of monetary damages other than such Defaulted Amounts and any Default Interest, or to demand payment of the Maximum Return Amount in respect of any Note prior to any date that any such amount would otherwise become due and payable in respect of such Note. The Limited Recourse Qualification in respect of each Note shall remain in effect upon the occurrence and during the continuance of any Event of Default.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any Guarantor or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, any Guarantor or such other obligor, the property of the Company, such Guarantor or such other obligor, or in the event of any other judicial proceedings relative to the Company, such Guarantor or such other obligor upon the Notes, or to the creditors or property of the Company, such Guarantor or such other obligor, the Trustee, irrespective of whether any payments in respect of the Notes shall then be due and payable as therein expressed and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, any Guarantor or any other obligor on the

Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.07 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.03. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06 of this Indenture;

Second, to holders of Senior Debt to the extent required by Article 16;

Third, in case any Payments shall have become due and payable, and be unpaid, to the payment of (a) the Interest Payment component of such Payments, and then (b) the Principal Payment component of such Payments, in each case as described in the definition of Payments herein;

Fourth, in case any Default Interest shall have become due and payable, and be unpaid to the payment of such Default Interest; and

Fifth, to the payment of the remainder, if any, to the Company.

Section 6.04. Proceedings by Holders. Except to enforce the right to receive Principal Payments, Interest Payments or Default Interest when due, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of Notes representing the right to receive at least 25% of the Aggregate Principal Amount, on the terms and conditions set forth herein, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee has not complied with such request for 60 days after its receipt of such notice, request and offer of security and/or indemnity; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Majority Holders within such 60-day period pursuant to Section 6.07,

(f) it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more

Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein), it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are prejudicial to other Holders. For the protection and enforcement of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) unpaid Principal Payments of, (y) accrued and unpaid Interest Payments on, and (z) accrued and unpaid Default Interest, if any, on, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company, shall not be impaired or affected without the consent of such Holder.

Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.07. Direction of Proceedings and Waiver of Events of Default by Majority of Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are prejudicial to other Holders) or that would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security from the Holders satisfactory to it against all losses, liabilities, or expenses caused by taking or not taking such action. The Majority Holders (determined in accordance with Section 8.04 and including waivers obtained in connection with a repurchase of, or tender or exchange offer for, Notes) may on behalf of the Holders of all of the Notes waive any past Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid Default Interest, if any, or the Principal Payments or Interest Payments on the Notes when due that has not been cured, or (ii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Guarantors, the Trustee, the Holders’ Representative and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon. Whenever any Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

Section 6.08. Notice of Defaults.

(a) Upon the Company becoming aware of the occurrence of any Event of Default or the occurrence of any event, circumstance or condition that following notice or the lapse of time provided for under Section 6.01 would constitute an Event of Default, the Company shall as soon as possible, and in any event within 15 Business Days after becoming aware of any such occurrence, file with the Trustee written notice of such Event of Default or event, circumstance or condition.

(b) The Trustee shall, within 90 days after any Event of Default for which it receives written notice as provided for in Section 6.08(a), send to all Holders as the names and addresses of such Holders appear upon the Note Register (as provided under Section 313(c) of the Trust Indenture Act, if applicable), notice of such Event of Default, unless such Event of Default or other event, circumstance or condition shall have been cured or waived before the giving of such notice.

Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section

6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate Notes representing the right to receive more than 10% of the Aggregate Principal Amount, on the terms and conditions set forth herein, determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the unpaid Principal Payments, accrued and unpaid Interest Payments, or accrued and unpaid Default Interest, if any, on any Note on or after the due date expressed or provided for in such Note.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for (i) any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or (ii) any act taken or not taken hereunder in the absence of the Trustee’s own negligence or willful misconduct;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, any Guarantor or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent or transfer agent hereunder, the rights, protections, indemnities and immunities afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. In furtherance of and subject to the Trust Indenture Act and except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company or such Guarantor, as applicable (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution of the Company or the Guarantor may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable;

(c) the Trustee may consult with counsel, accountants or other relevant experts of its selection and require an Opinion of Counsel and any advice of such counsel, accountant or other relevant expert or Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney at the expense of the Company or the Guarantors and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h) the Trustee may request that the Company or any Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; which certificate may be signed by any Person authorized to sign an Officer’s Certificate for the Company or the Guarantors, as applicable, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(i) the Trustee will not be responsible or liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(j) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction; and

(k) if at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects this Indenture, the Notes or funds held by it (including orders of attachment or garnishment or other forms of levies or injunctions), the Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

In no event shall the Trustee be liable or responsible for any special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default (in the case of an Event of Default pursuant to Section 6.01(a) hereof only) or (2) written notice of such Event of Default shall have been received by a Responsible Officer of the Trustee at the Corporate Trust Office and such notice references the Notes, the Company, Guarantors, and this Indenture. The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Guarantee or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent or Note Registrar.

Section 7.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for any interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company, Parent Guarantor, Iterum U.S. Limited and Iterum U.S. Holding, jointly and severally covenant and agree to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents, accountants, experts and counsel and of all Persons not regularly in its employ). The Company, Parent Guarantor, Iterum U.S. Limited and Iterum U.S. Holding, jointly and severally, covenant to indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees, successors, assigns, agents, successors and assigns) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, any Guarantor, a Holder or any Person), damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability brought by a party hereto, incurred by it in connection with the administration of the Indenture and the performance of its duties, enforcing the Company’s obligations hereunder or enforcing its rights to indemnification hereunder. The obligations of the Company, the Parent Guarantor, Iterum U.S. Limited and Iterum U.S. Holding under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.03, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of Parent Guarantor. The obligations of the Company, the Parent Guarantor, Iterum U.S. Limited and Iterum U.S. Holding under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. Neither the Company nor any Guarantor shall be required to pay for any settlement made without their consents, which consents shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and any successor Trustee hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(d) or Section 6.01(e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence and willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such. Such Person shall have a combined capital and surplus of at least the amount required under Section 310(a)(ii) of the Trust Indenture Act and together with its Affiliates, shall have a combined capital and surplus of at least $10,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the

Company’s Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.09, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Majority Holders may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company and the Guarantors shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Disqualification; Conflicting Interests.

(a) If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. The Company shall take prompt steps to have a successor appointed in the manner provided in this Indenture.

(b) If the Trustee fails to comply with Section 7.13(a), the Trustee shall, within 10 days of the expiration of such 90 day period, transmit a notice of such failure to the Holders and the Holders’ Representative in the manner and to the extent provided in the Trust Indenture Act and this Indenture.

(c) If the Trustee fails to comply with Section 7.13(a) after written request therefore by the Company or any Holder, then any Holder of any Note who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 7.14. Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any Guarantor (or any other obligor upon the Notes), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such Guarantor (or any such other obligor).

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of Notes representing the right to receive no less than a specified percentage of the Aggregate Principal Amount, on the terms and conditions set forth herein, or the aggregate Principal Amounts for all Notes represented at a meeting of the Holders, may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving Principal Payments and Interest Payments and (subject to Section 2.03) any accrued and unpaid Default Interest on such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Certain Notes Disregarded.

(a) In determining whether the Holders of Notes representing the right to receive no less than a specified percentage of the Principal Amounts for all Notes then outstanding, on the terms and conditions set forth herein, or in attendance at a meeting of the Holders have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, any Guarantor or any Subsidiary or Affiliate thereof (provided that no Initial Purchaser shall be considered such an Affiliate for this purpose) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Guarantor, or a Subsidiary or Affiliate thereof (provided that no Initial Purchaser shall be considered such an Affiliate for this purpose). In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

(b) In determining whether the Holders of Notes representing the right to receive no less than a specified percentage of the Principal Amounts for all Notes then outstanding, on the terms and conditions set forth herein, or in attendance at a meeting of the Holders have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by any Acquiring Person, as determined by the Board of Directors of the Company or Parent Guarantor or any Committee thereof, shall be disregarded and deemed not to be outstanding for the purpose of any such determination.

(c) Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes then outstanding, if any, known by the Company (or determined by the Board of Directors of the Company or Parent Guarantor or any Committee thereof) to be owned or held by or for the account of any of the Persons referenced in paragraphs (a) or (b) of this Section 8.04. Subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of Notes representing the right to receive no less than a specified percentage of the Aggregate Principal Amount, on the terms and conditions set forth herein, or the aggregate Principal Amounts for all Notes represented at a meeting of the Holders, in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS AND HOLDERS’ REPRESENTATIVE

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified percentage or ratio of the Aggregate Principal Amount under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of Notes representing the right to receive no less than 10% of the Aggregate Principal Amount, on the terms and conditions set forth herein, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by sending notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Notes representing the right to receive no less than a majority of the aggregate Principal Amounts for all Notes, on the terms and conditions set forth herein, represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each multiple of the Principal Amount such Holder or proxyholder is entitled to receive in respect of the Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or

Section 9.03 may be adjourned from time to time by the Holders of Notes representing the right to receive no less than a majority of the aggregate Principal Amounts for all Notes, on the terms and conditions set forth herein, represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the multiple of the Principal Amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. The record shall show the multiple of the Principal Amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Section 9.08. Appointment of Holders’ Representative.

(a) For purposes of (i) confirming or disputing the Company’s calculation of Gross Revenue, Net Revenues, Default Interest or the amount of any Principal Payment or Interest Payment pursuant to this Indenture or any Note, and entering into settlements and compromises in respect of any such dispute, (ii) subject to 9.08(d), engaging counsel, accountants or other advisors in furtherance thereof, including in connection with any proceeding to resolve a dispute related to the Company’s calculation of Net Revenues pursuant to this Indenture or the amount of any Principal Payment or Interest Payment, (iii) to give and receive notices, communications and consents under this Indenture on behalf of the Holders and (iv) to do any and all things and to take any and all action that the Holders’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Indenture to enforce the rights of the Holders, the Holders’ Representative is hereby appointed, authorized and empowered, in each case subject to the rights and obligations of the Trustee set forth in this Indenture and the requirements of the Trust Indenture Act, and to the extent permitted by this Indenture and applicable law, including by virtue of a Holder’s receipt and ownership of a Note, and without any further action of any of the Holders or the Company, to be the exclusive representative, exclusive agent and attorney-in-fact of the Holders, with full power of substitution, to make all decisions and determinations and to act (or not act) and execute, deliver and receive all agreements, documents, instruments and consents on behalf of and as agent for the Holders at any time and in connection with, and that may be necessary or appropriate to accomplish the intent and to implement the provisions of, this Indenture, and such appointment and the powers, immunities and rights to indemnification granted to the Holders’ Representative Group hereunder: (a) are coupled with an interest and may not be revoked in whole or in part, (b) shall survive the death, incompetence, bankruptcy or liquidation of any Holder and shall be binding on any successor thereto and (c) shall survive the delivery of an assignment by any Holder of the whole or any fraction of his, her or its interest in the Payments. All actions taken by the Holders’ Representative under this Indenture shall be binding upon each Holder and such Holder’s successors as if expressly confirmed and ratified in writing by such Holder, and all defenses which may be available to any Holder to contest, negate or disaffirm the action of the Holders’ Representative taken in good faith under this Indenture are waived. Notwithstanding the foregoing, the Holders’ Representative shall have no obligation to act on behalf of the Holders, except as expressly provided herein. By executing this Indenture, the Holders’ Representative accepts such appointment, authority and power.

(b) Neither the Holders’ Representative nor any of its Affiliates, nor any of its or their members, general or limited partners, managers, directors, officers, contractors, advisors agents and employees (collectively, the “Holders’ Representative Group”), shall be liable to any Holder for any action or failure to act in connection with the acceptance or administration of the Holders’ Representative’s responsibilities hereunder, unless and only to the extent such action or failure to act constitutes fraud, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. The Company and each of the Holders agrees to promptly pay or procure the payment of the Holders’ Representative Expenses and to indemnify the Holders’ Representative Group for, and defend and hold the Holders’ Representative Group harmless against, any loss, liability, claim, demand, suit, damage, fee, cost, expense, judgment, fine or amount paid in settlement arising out of or in connection with the Holders’ Representative’s duties under this Indenture, including the reasonable out-of-pocket costs and expenses of defending the Holders’ Representative Group against any claims, charges, demands, suits or loss (collectively, the “Holders’ Representative Expenses”); provided that the “Holders’ Representative Expenses” (i) shall include the fees, disbursements and costs of counsel and other skilled professionals and costs incurred in connection with seeking recovery from insurers solely to the extent reasonably incurred and (ii) shall exclude any loss or liability of the Holders’ Representative Group that has been finally determined by a court of competent jurisdiction to be a result of the Holders’ Representative’s fraud, bad faith or willful misconduct. Such Holders’ Representative Expenses may be recovered (1) first, from the Representative Expense Fund,

(2) second, from the Company, (3) third, if after the use of commercially reasonable efforts recovery in full is not available from the Company, from any distribution of the Payments otherwise distributable to the Holders at the time of distribution, and (4) fourth if recovery in full is not readily available from any of the foregoing, directly from the Holders on a pro rata basis in accordance with the Principal Amount of Notes held by them. The Holders acknowledge that the Holders’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Indenture or the transactions contemplated hereby or thereby. For the avoidance of doubt, to the extent that any such funds or liabilities are so spent or incurred, they shall be deemed Holders’ Representative Expenses and shall be subject to the repayment and indemnification provisions set forth herein. Furthermore, the Holders’ Representative shall not be required to take any action unless the Holders’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Holders’ Representative against the costs, expenses and liabilities which may be incurred by the Holders’ Representative in performing such actions. In furtherance of the foregoing, on the date hereof, the Company has distributed or procured the distribution of $50,000 with the Holders’ Representative (the “Representative Expense Fund”) solely for use by the Holders’ Representative to pay any Holders’ Representative Expenses. If, at any time, the Holders’ Representative provides written notice to the Company that additional amounts are reasonably required in order to pay all Holders’ Representative Expenses incurred or reasonably expected to be incurred, the Company shall promptly deposit or procure the deposit of such amounts into the Representative Expense Fund. Upon the determination by the Holders’ Representative, which shall be made reasonably and in good faith, that all Holders’ Representative Expenses have been paid and no Holders’ Representative Expenses are reasonably likely to be incurred in the future, the Holders’ Representative shall promptly return all unused amounts in the Representative Expense Fund to the Company. Any such return of the Representative Expense Fund shall not relieve the Company or the Holders of their indemnification and reimbursement obligations set forth in this Section 9.08. Each of the Holders acknowledges and agrees that any transfer, sale or other disposition of Notes shall not relieve the transferring Holder of the indemnification and reimbursement obligations set forth in this Section 9.08; provided, that any such indemnification and reimbursement obligations may be transferred to an unaffiliated third party that acquires the Notes, and thereupon becomes a Holder, in a bona fide arms’ length transaction.

(c) The Holders’ Representative shall be entitled to: (i) rely upon any Payment Statement, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Holder or other party.

(d) The Holders’ Representative and the Company shall reasonably consult with each other in connection with the retention of professional advisors with respect to any dispute related to the calculation of Gross Revenue, Net Revenues, Default Interest, or the amount of any Principal Payment or Interest Payment provided that no failure to so consult shall relieve any party of any indemnification or reimbursement obligation hereunder.

Section 9.09. Information Rights of the Holders’ Representative. The Company shall deliver to the Holders’ Representative on a timely basis such information in the possession, or under the control, of the Company or the Guarantors or any of their respective Subsidiaries that is required to be delivered hereunder or is otherwise reasonably requested by the Holders’ Representative in order to assess the Company’s compliance with the terms hereof and to determine Gross Revenue, Net Revenues, Default Interest and Principal Payments or Interest Payments for any Payment Measuring Period.

Section 9.10. Disputes; Audits.

(a) Without limiting the rights of the Holders’ Representative (on behalf of the Holders) at law or in equity in connection with any breach of the terms of this Indenture, upon the written request of the Holders’ Representative (but no more than once during any calendar year), and upon reasonable notice, the Company and the Guarantors shall provide an independent certified public accounting firm of nationally recognized standing jointly agreed upon by the Holders’ Representative and the Company (failing agreement on which each shall designate an independent public accounting firm of its own selection, which firms shall in turn appoint an independent public accounting firm for such purpose) (the “Independent Accountant”) with access during normal business hours to such of the records of the Company, the Guarantors and their respective Subsidiaries as may be reasonably necessary or appropriate to verify the accuracy of the information set forth in the Payment Statements and the figures underlying the calculations set forth therein for any period within the preceding three (3) years that has not previously been audited in accordance with this Section 9.10. The fees charged by such accounting firm shall be paid by the Company. The Independent Accountant shall disclose to the Holders’ Representative any matters directly related to its findings and shall disclose whether it has determined that any statements set forth in the Payment Statements are incorrect. The Independent Accountant shall provide the Company with a copy of all disclosures made to the Holders’ Representative. This covenant shall survive the termination of this Indenture for a period of one (1) year.

(b) If the Independent Accountant concludes, or it is otherwise determined, that any Principal Payment or Interest Payment and/or Default Interest should have been paid but was not paid when due, the Company shall pay each Holder the applicable amounts, plus Default Interest calculated in accordance with Section 2.03(d) on any unpaid Principal Payment or Interest Payment accruing from the date on which such Principal Payment or Interest Payment should have been paid. The Company shall pay such amount to Holders of record as of a date that is fifteen (15) days prior to a payment date selected by the Company, which payment date must be within twenty (20) days of the date the Holders’ Representative delivered to the Company the Independent Accountant’s written report. The decision of such Independent Accountant shall be final, conclusive and binding on the Company, the Guarantors and the Holders, shall be non-appealable and shall not be subject to further review.

(c) Upon the expiration of three (3) years following the end of any Payment Measuring Period, the calculations set forth in the corresponding Payment Statement shall be conclusive and binding on each Holder.

(d) Each Person (other than the Holders’ Representative) seeking to receive information from the Company in connection with a review or audit pursuant to this Section 9.10 shall enter into, and shall cause its accounting firm or other representative to enter into, a reasonable and mutually satisfactory confidentiality agreement with the Company obligating such party to retain all such financial information disclosed to such party in confidence pursuant to such confidentiality agreement and not use such information for any purpose other than the completion of such review or audit.

(e) Neither the Company, the Parent Guarantor nor any of their respective Affiliates shall, and each shall cause its Affiliates not to, enter into any license or distribution agreement with any third party (other than the Company or its Affiliates) with respect to any Product unless such agreement contains provisions that would allow the Holders’ Representative and any Independent Accountant appointed pursuant to this Section 9.10 such access to the records of the other party to such license or distribution agreement as may be reasonably necessary to perform its duties pursuant to this Indenture including this Section 9.10.

Section 9.11. Successor Holders’ Representative. The Holders’ Representative may be removed for any reason or no reason by written consent of the Majority Holders if the Major Investors collectively, and together with their Affiliates, cease to own, directly or indirectly, at least 10% of the outstanding Notes. The Holders’ Representative may resign at any time upon 10 days written notice to the Company. In the event that the Holders’ Representative becomes incapacitated, dissolves, or becomes otherwise ineligible or incapable of performing its responsibilities hereunder or resigns or is removed from such position, the Majority Holders shall be authorized to and shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Holders’ Representative for all purposes of this Indenture. The immunities and rights to indemnification shall survive the resignation or removal of the Holders’ Representative and the Closing and/or any termination of this Indenture. The newly-appointed Holders’ Representative shall notify the Company, the Trustee and any other appropriate Person in writing of his or her appointment, provide evidence that the Majority Holders approved such appointment and provide appropriate contact information for purposes of this Indenture. The Company and the Trustee shall be entitled to rely upon, without independent investigation, the identity and validity of such newly-appointed Holders’ Representative as set forth in such written notice. The Holders are intended third party beneficiaries of this Section 9.11. If a successor Holders’ Representative is not appointed within 180 days after the Holders’ Representative becomes unable to perform his, her or its responsibilities hereunder or resigns or is removed from such position, the Company shall appoint a successor Holders’ Representative.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company and the Guarantors (when authorized by the resolutions of each of their respective Boards of Directors), and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company or the Guarantors under the Notes, this Indenture or the Guarantee pursuant to Article 11;

(c) to add additional guarantees and/or guarantors with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company or the Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company or the Guarantors;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) to provide for the acceptance of appointment by a successor trustee pursuant to Section 7.10 or to facilitate the administration of the trusts by more than one trustee;

(h) to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable;

(i) to reflect the issuance of additional Notes as permitted by the Indenture; or

(j) to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act; provided, however, that such action does not adversely affect the interests of the Holders of Notes in any material respect.

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may, enter into any supplemental indenture that affects the Trustee’s own rights, duties, privileges, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Majority Holders (determined in accordance with Article 8 and including consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Guarantors (when authorized by the resolutions each of their respective Boards of Directors), and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the Payment Rate provided for in this Indenture;

(b) reduce the amount or percentage of Notes whose Holders must consent to an amendment or waive any past default;

(c) reduce the rate of Default Interest;

(d) reduce the Principal Amount of any Note;

(e) reduce the Maximum Return Amount of any Note;

(f) make any Note payable in a currency or at a place of payment other than that stated in the Note;

(g) change the definitions of “End Date”, “Interest Payment”, “Payment”, “Payment Measuring Period”, “Principal Payment”, “Products”, “Net Revenues” or any other defined term that is incorporated into any such definition.

(h) change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee;

(i) increase the Aggregate Principal Amount to an amount in excess of $120,000;

(j) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.07 or any other amendment or waiver processes in this Indenture; or

(k) modify the Guarantee in any manner adverse to the Holders (including the release of any Guarantor from any of its obligations under its Guarantee or this Indenture); or

(l) make any change to Section 4.12.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver, or cause to be delivered, to the Holders’ Representative and to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to the Holders’ Representative, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, privileges, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors, the Holders and the Holders’ Representative Group shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 15.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel and shall be fully protected in relying upon as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and that the supplemental indenture constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

Section 10.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Act, if any.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Parent Guarantor May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Parent Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Parent Guarantor, shall be (i) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the Republic of Ireland or (ii) an entity organized and existing under the laws of such other jurisdiction as approved by the Majority Holders, and in each case the Successor Company (if not the Parent Guarantor) shall expressly assume, by supplemental indenture all of the obligations of the Parent Guarantor under the Notes, this Indenture and the Guarantee, as the case may be;

(b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under this Indenture;

(c) immediately after giving effect to such transaction, the Parent Guarantor shall maintain, directly or indirectly, 100% equity ownership of the Company and the Subsidiary Guarantors;

(d) to the extent such transaction constitutes a Change of Control of the Parent Guarantor, the Company and the Guarantors act in accordance with Section 11.04; and

(e) in the case of a consolidation, merger, sale, conveyance, transfer or lease involving the Company or the Subsidiary Guarantors, the Successor Company is a wholly owned Subsidiary of the Parent Guarantor.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent Guarantor to another Person, which properties and assets, if held by the Parent Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent Guarantor on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Parent Guarantor to another Person.

Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture (if required by Section 11.01), executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the Payments for and any accrued and unpaid Default Interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and the Guarantee to be performed by the Company or the Guarantors, as applicable, such Successor Company (if not Company or any Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s or the Guarantors’ properties and assets, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company”, the “Parent Guarantor” or a “Subsidiary Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11), as applicable, may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor or guarantor and (in the case of the Company) maker of the Notes and from its obligations under this Indenture, the Notes and the Guarantee, as the case may be.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, and in the case of the Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the relevant Successor Company.

Section 11.04. Changes of Control. The Parent Guarantor shall require the ultimate beneficial owner or beneficial owners that controls or control, as the case may be, any acquiring Person or Persons, in any transaction permitted under this Indenture which constitutes a Change of Control of the Parent Guarantor, to guarantee the obligations of the Company and the Parent

Guarantor under this Indenture and the Guarantee, as applicable, including the Company’s obligation to pay Principal Payment, Interest Payments and Default Interest when due and payable, as a condition to such transaction or series of related transactions in a manner and with an effect that does not diminish the value of the Notes and replicates, to the extent reasonably practicable, the role of the Parent Guarantor in respect of this Indenture; provided that the foregoing obligation may be waived by the Majority Holders.

ARTICLE 12

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture, Notes and Guarantee Solely Corporate Obligations. No recourse for the payment of the Principal Payments or Interest Payments for, or any accrued and unpaid Default Interest on, any Note or in respect of the Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantors in this Indenture or in any supplemental indenture or in any Note or the Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary (other than the Company or the Subsidiary Guarantors), as such, past, present or future, of the Company, the Guarantors or of any of their respective successor corporations, either directly or through the Company, the Guarantors or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes and the Guarantee.

ARTICLE 13

GUARANTEE OF NOTES

Section 13.01. Guarantee.

(a) By its execution hereof, each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and the issuance of the Notes and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Accordingly, subject to the provisions of this Article 13, such Guarantor hereby fully and unconditionally guarantees as a primary principal obligation and not merely as a surety to each Holder, on a senior basis, and its successors and assigns that: (x) the Principal Payments and Interest Payments (including the Redemption Price, if applicable) shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due, along with any Default Interest, if any, on the Notes, (y) in case of any extension of time of payment of any Notes or any of such other obligations, the same shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due or performed in accordance with the terms of the extension, along with any Default Interest, on the Notes. Furthermore, subject to the provisions of this Article 13, such Guarantor hereby unconditionally guarantees to the Trustee, the Holders’ Representative and each Holder and their respective successors and assigns that all other obligations of the Company to the Holders, the Holders’ Representative or the Trustee hereunder or under the Notes (including fees, expenses or other obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of each of the foregoing obligations set forth above in this Section 13.01, to the limitations set forth in Section 13.02 hereof (the obligations set forth in this Section 13.01 collectively, the “Guarantee Obligations”). Failing payment when due of any Guarantee Obligation for whatever reason, such Guarantor will be obligated to pay the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantee, provided that the Holders shall have no right to accelerate payment of any amount in respect of the Notes by any Guarantor. Each Guarantor covenants and agrees, and each Holder of a Note, by such Holder’s acceptance thereof, likewise covenants and agrees, that, notwithstanding anything in this Indenture or the Notes to the contrary, the Guarantee constitutes a general unsecured obligation of each Guarantor and will be subordinate in right of payment to any Guarantor Senior Debt, it being understood that the terms of Article 16 of this Indenture shall apply to the Guarantee Obligations as if (i) such Article 16 were set forth herein in full, (ii) the term “Guarantee Obligations” were substituted for the term “Notes” appearing in such Article 16, (iii) the term “Guarantor Senior Debt” were substituted for the term “Senior Debt” appearing in such Article 16 and (iv) the term “Guarantors” were substituted for the term “Company” appearing in such Article 16.

(b) Subject to the provisions of this Article 13, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Such Guarantor hereby waives and relinquishes: (i) any right to require the Trustee, the Holders, the Holders’ Representative or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against such Guarantor; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefited Party, any creditor of such Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of

Section 1111(b)(2) of the Bankruptcy Code or any similar provision (including under Bermudan or Irish law); and (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code or any similar provision (including under Bermudan or Irish law). Such Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment or satisfaction, as the case may be, in full of all Guarantee Obligations, including the Principal Payments, Interest Payments (including the Redemption Price, if applicable), and any Default Interest on the Notes and all other costs provided for under this Indenture (including as provided in Article 7).

(c) Each Guarantor as principal obligor and as a separate and independent obligation and liability from its other obligations and liabilities under this Indenture agrees to indemnify and keep indemnified each Holder, the Holders’ Representative Group and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Company’s failure to perform or discharge the Guarantee Obligations results from such Holder’s failure to comply with its obligations under the Indenture or the Trustee’s negligence or willful misconduct or the Company contesting any payment or part of a payment in good faith).

(d) If any Holder, the Holders’ Representative or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any trustee or similar official acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee, the Holders’ Representative or such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Holders’ Representative in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders, the Holders’ Representative and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

Section 13.02. Limitation of the Guarantors’ Liability; Certain Bankruptcy Events.

(a) The End Date, the Limited Recourse Qualification, the Aggregate Maximum Return Amount Qualification and each applicable Maximum Return Amount Qualification shall apply to the Guarantee Obligations in the same manner and to the same extent as to the obligations of the Company under this Indenture and the Notes.

(b) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantors pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy

Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the Guarantee Obligations of the Guarantors under this Article 13 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guarantee Obligations of the Guarantors under the Guarantee not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, examinership, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 13.03. Execution And Delivery. The Guarantee shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of the Guarantee need be endorsed on any Note. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

ARTICLE 14

OPTIONAL REDEMPTION

Section 14.01. Optional Redemption. No sinking fund is provided for the Notes. Subject to Section 14.04, the Company may at any time, upon receipt of written consent of the holders of the Senior Debt while the Senior Debt remains outstanding, redeem all, but not less than all, of the Notes (an “Optional Redemption”) in exchange for cash in an amount per Note equal to the Maximum Return Amount of such Note less Principal Payments and Interest Payments made through and including the applicable Redemption Date in respect of such Note, plus any accrued but unpaid Default Interest other than Designated Default Interest made through and including the applicable Redemption Date (the “Redemption Price”), in all cases without any additional premium or penalty.

Section 14.02. Notice of Optional Redemption; Selection of Notes.

(a) In case the Company exercises its Optional Redemption right to redeem all of the Notes pursuant to Section 14.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 75 days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the

Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 60 nor more than 70 days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee).

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that Default Interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

(v) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Redemption Notice shall be irrevocable.

Section 14.03. Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 14.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if any Guarantor, the Company or a respective Subsidiary of a Guarantor or the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 14.04. Adjustments in Connection with Change of Control. In the event that any Redemption Date occurs (a) prior to the first date on which there has been a commercial sale of a Product in the United States following FDA Approval with respect to such Product and (b) on the date of, or within sixty (60) days following, any Change of Control of the Parent Guarantor, then the Redemption Price will be equal to (i) 50% of the Maximum Return Amount of such Note less Principal Payments and Interest Payments made through and including the applicable Redemption Date in respect of such Note, plus (ii) any accrued but unpaid Default Interest, in all cases without any additional premium or penalty.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements of each of the Company and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or such Guarantor, as the case may be.

Section 15.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or made by the Trustee, by the Holders’ Representative or by the Holders on the Company or the Guarantors shall be deemed to have been sufficiently given or made, for all purposes if given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or the Guarantors with the Trustee) to Iterum Therapeutics plc, Block 2, Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland, Attention: Corey Fishman, with a copy to Iterum Therapeutics plc, Legal Department, Block 2, Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile or electronic transmission in PDF format). Notices by certified or registered mail shall be deemed to have been sufficiently given or made, for all purposes, if given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and, in each case, upon actual receipt by the Trustee.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to the Holders’ Representative shall be delivered solely via email or facsimile to:

Holders’ Representative:

Iterum Holders’ Representative LLC

c/o Sarissa Capital Management LP

660 Steamboat Road, 3rd Floor

Greenwich, CT 06830

Attention: Mark DiPaolo

E-mail:

with copies (which will not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russ Leaf; Jared Fertman

Email:

Any notice or communication sent to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed Any notice or communication sent to Holders of Global Notes shall be sent in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so sent within the time prescribed.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), and the Trustee acts upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 15.04. Governing Law; Jurisdiction. THIS INDENTURE, THE GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the Company and the Guarantors irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Holders’ Representative and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Guarantee or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the Notes or the Guarantee brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company or any Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or such Guarantor, as applicable, shall furnish to the Trustee an Officer’s Certificate and/or Opinion of Counsel, subject to customary exceptions, in form and substance reasonably satisfactory to the Trustee, stating that such action is permitted by the terms of the Indenture and that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Each Officer’s Certificate or Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person signing such Officer’s Certificate or Opinion of Counsel has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such action is permitted by this Indenture and whether or not such covenants or conditions have been complied with and (d) a statement as to whether or not, in the opinion of such person, such action is permitted by this Indenture and that all conditions or covenants precedent to such action have been complied with.

Any Officer’s Certificate of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the Opinion of Counsel with respect to the matters upon which his or her Officer’s Certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or any Guarantor, upon the Officer’s Certificate of the Company or such Guarantor, as applicable, unless such counsel knows that the Officer’s Certificate with respect to the matters upon which his or her Opinion of Counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any Officer’s Certificate or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or any Guarantor, as applicable, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her Officer’s Certificate or Opinion of Counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 15.06. Legal Holidays. In any case where any Payment Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 15.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 15.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, the holders of Senior Debt, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07 and Section 10.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 15.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall send notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 15.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 15.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 15.12. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 15.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 15.14. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS’ REPRESENTATIVE AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 15.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.16. Calculations. Except as otherwise provided herein (including Section 9.10), the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of any accrued Default Interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes; provided, that the foregoing shall not apply with respect to the determination as to whether Default Interest is due. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. The Trustee shall have no obligations under this Indenture to monitor, verify or perform any calculations under this Indenture or the Notes.

Section 15.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee (in all of its capacities), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 15.18. Tax Withholding. The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

ARTICLE 16

SUBORDINATION OF NOTES

Section 16.01. Notes Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Note, whether upon original issue or upon transfer, assignment or exchange thereof, by such Holder’s acceptance thereof, likewise covenants and agrees, that, notwithstanding anything in this Indenture or the Notes to the contrary, the indebtedness evidenced by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred, to the extent and in the manner provided in this Indenture.

Section 16.02. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company, any Guarantor or to their respective creditors, as such, or to their respective assets, or (b) any liquidation, dissolution or other winding up of the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Notes are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or any Guarantor being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up event.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company or any Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or any Guarantor being subordinated to the payment of the Notes, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company or any Guarantor for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Notes, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Note receives for purposes of this Section.

For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation or other entity, provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article.

Section 16.03. No Payment When Senior Debt in Default. In the event and during the continuation of any default in the payment of principal of (or premium, if any), interest or other amounts due on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been waived in writing and any such declaration and its consequences shall have been rescinded or annulled, or in the event that any judicial proceeding shall be pending with respect to any such default in payment or event of default, or in the event that any event of default with respect to any Senior Debt would result from any payments of the Notes, then no payments (including Principal Payments, Interest Payments, payments of Default Interest, or to the extent applicable, any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Note) shall be made by the Company or any Guarantor on the Notes or on account of the purchase or other acquisition of Notes.

In the event that, notwithstanding the foregoing, the Company or any Guarantor shall make any payment to the Trustee or the Holder of any Note prohibited by the provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered to the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. The provisions of this Section shall not apply to any payment with respect to which Section 16.02 would be applicable.

Section 16.04. Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company or any Guarantor referred to in Section 16.02 or under the conditions described in Section 16.03, (a) the Company from making Principal Payments, Interest Payments or payments of Default Interest at any time on the Notes, or on account of the purchase or other acquisition of Notes, including pursuant to any Optional Redemption in accordance with Article 14, or (b) the application by the Trustee of any money deposited with it hereunder to any Principal Payment,

Interest Payment or payment of Default Interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

Section 16.05. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt to the extent that Principal Payments, Interest Payments or payments of Default Interest are payable under this Indenture and the Notes. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 16.06. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 16 is intended to or shall (i) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms or prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder in accordance with this Article 16, (ii) enhance the rights of the Holders of the Notes to the Principal Payments, Interest Payments and payments of Default Interest payable on the Notes in accordance with their terms, or (iii) cause any additional Principal Payments, Interest Payments or Default Interest, or other amounts, to be due and payable to the Holders of the Notes.

Section 16.07. Trustee to Effectuate Subordination. Each Holder of a Note by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee as such Holder’s attorney-in-fact for any and all such purposes.

Section 16.08. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, and in their absolute discretion, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any such Senior Debt or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding.

Section 16.09. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date at least two Business Days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including the payment of the principal of, or interest on any Notes) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 16.09, but subsequently receives such notice prior to applying such funds (including the payment of the principal of, or interest on any Notes) and the Trustee is unable to administratively stop such application of funds to the Holders, then, the Trustee shall not be deemed in breach of this Indenture for applying such funds as long as the Trustee immediately, upon receipt of such notice, notifies the Holders of the facts prohibiting the such application of funds, that such application funds should not have been made and that such funds are required to be returned in accordance with the terms of this Indenture, and the Trustee shall provide commercially reasonable assistance necessary to facilitate the return of such funds to the holder of Senior Debt in accordance with the terms of this Indenture. Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 16.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 16.11. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 16.12. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 16.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 16.14. Modification of Subordination Provisions. Anything in Article 16 or elsewhere contained in this Indenture to the contrary notwithstanding, no modification or amendment of this Indenture and no supplemental indenture shall modify the subordination provisions of this Article 16 in a manner that would adversely affect the holders of Senior Debt.

Section 16.15. Senior Debt Entitled to Rely. Each holder of a Note, by accepting such Note, acknowledges and agrees that the subordination provisions contained in this Article 16 are, and are intended to be, an inducement and a consideration to each holder of the Senior Debt, whether the Senior Debt was created or acquired before or after the issuance of the Notes, to acquire or continue to hold the Senior Debt, and such holders of the Senior Debt shall have the right to rely upon this Article 16, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto. Each holder of a Note, by accepting such Note, and the Trustee, on behalf of the holders of such Notes, hereby waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and they each agree that it shall not assert any such defenses or rights.

Section 16.16. Reinstatement. To the extent the payment of or distribution in respect of the Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 16.17. Action by Holders of Senior Debt. The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Indenture or the obligations of the Holders hereunder to the holders of the Senior Debt, take any action deemed appropriate in the sole discretion of the holders of Senior Debt, including, without limitation, doing any one or more of the following:

(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(iii) release any Person liable in any manner for the collection of the Senior Debt;

(iv) exercise or refrain from exercising any rights against the Company or any other Person; and

(v) take any other action in the reasonable business judgment of the holders of the Senior Debt.

No such action or inaction shall impair or otherwise affect the holder of the Senior Debt’s rights under the Notes or this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ITERUM THERAPEUTICS BERMUDA LIMITED,
as Notes Issuer

By:
Name:
Title:

ITERUM THERAPEUTICS PLC, as Guarantor

By:
Name:
Title:

ITERUM THERAPEUTICS INTERNATIONAL LIMITED,
as Guarantor

By:
Name:
Title:

ITERUM THERAPEUTICS U.S. LIMITED, as Guarantor

By:
Name:
Title:

ITERUM THERAPEUTICS U.S. HOLDING Limited,
as Guarantor

By:
Name:
Title:

Iterum Holders’ Representative LLC, as Holders’ Representative

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

Form of Note

[FORM OF FACE OF NOTE]

[THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE, TO THE EXTENT PROVIDED IN THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR DEBT, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO. BY ITS ACCEPTANCE HEREOF, EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS NOTE IRREVOCABLY (A) AGREES TO BE BOUND BY SUCH PROVISIONS OF THE INDENTURE, (B) AUTHORIZES AND DIRECTS THE TRUSTEE ON HIS, HER OR ITS BEHALF TO TAKE SUCH ACTIONS AS MAY BE NECESSARY OR APPROPRIATE TO EFFECTUATE THE SUBORDINATION SO PROVIDED, (C) APPOINTS THE TRUSTEE AS HIS, HER OR ITS ATTORNEY-IN-FACT FOR ANY AND ALL SUCH PURPOSES AND (D) WAIVES ALL NOTICE OF THE ACCEPTANCE OF THE SUBORDINATION PROVISIONS CONTAINED HEREIN AND IN THE INDENTURE BY EACH HOLDER OF SENIOR DEBT, WHETHER NOW OUTSTANDING OR HEREAFTER CREATED, INCURRED, ASSUMED OR GUARANTEED, AND WAIVES RELIANCE BY EACH SUCH HOLDER UPON SAID PROVISIONS.]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF ITERUM THERAPEUTICS BERMUDA LIMITED (THE “COMPANY”), ITERUM THERAPEUTICS PLC (THE “PARENT GUARANTOR”), ITERUM THERAPEUTICS INTERNATIONAL LIMITED (THE “IRISH GUARANTOR”), ITERUM THERAPEUTICS US LIMITED (“ITERUM U.S. LIMITED”) OR ITERUM THERAPEUTICS US HOLDING LIMITED (TOGETHER WITH ITERUM, THE IRISH GUARANTOR AND ITERUM U.S. LIMITED, THE “GUARANTORS”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY AND THE GUARANTORS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO ANY GUARANTOR OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE GUARANTORS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF AN INVESTOR RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.]

Iterum Therapeutics Bermuda Limited

Limited Recourse Royalty-Linked Subordinated Note

Certificate No. [            ] [Initially]1 $[                    ]

CUSIP No. [                ]

[ISIN No. [●]]

Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [                ]3, or registered assigns, the Principal Amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[                ]]5 provided that (a) the Principal Amount, taken together with the Principal Amounts in respect of all other Notes, shall not initially exceed $120,000 in aggregate at any time, (b) the Principal Payments and Interest Payments, taken together with the Principal Payments and Interest Payments in respect of all other Notes, shall not exceed $480,000,000 in the aggregate, and (c) the Principal Payments and Interest Payments shall in all events be payable on the terms and subject to the conditions, including the End Date, the Maximum Return Amount Qualification and the Limited Recourse Qualification, set forth in this Note and in the Indenture. This Note is fully and unconditionally guaranteed by Iterum Therapeutics plc, a company formed under the laws of Ireland (the “Parent Guarantor”), Iterum Therapeutics International Limited, a company formed under the laws of Ireland (the “Irish Guarantor”), Iterum Therapeutics US Limited, a Delaware corporation (“Iterum U.S. Limited”) and Iterum Therapeutics US Holding Limited, a Delaware corporation (“Iterum U.S. Holding” and, together with Parent Guarantor, the Irish Guarantor and Iterum U.S. Limited, the “Guarantors”), on a senior unsecured basis, in accordance with the provisions of Article 13 of the Indenture. Notwithstanding anything in this Note to the contrary, the guarantee of the Note by the Guarantors is subordinate in right of payment to any Guarantor Senior Debt to the extent and in the manner provided in the Indenture, and by its acceptance hereof, each Holder and any beneficial owner of this Note irrevocably agrees to be bound by such provisions of the Indenture.

Any Defaulted Amounts shall accrue Default Interest at a per annum rate equal, as of any date that Default Interest accrues, to the prime rate of interest quoted by Bloomberg on such date or on the most recent date when available from Bloomberg, or if not generally available from Bloomberg quoted by a similar reputable data source on such date or on the most recent date quoted, plus three percent (3.00%), calculated daily on the basis of a three hundred sixty-five (365) day year or, if lower, the highest rate permitted under applicable law, with such Default

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

Interest accruing from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company. Upon the occurrence and during the continuance of any Specified Event of Default, Default Interest shall accrue and become payable at a per annum rate equal to four percent (4.00%) calculated daily on the basis of a three hundred sixty-five (365) day year or, if lower, the highest rate permitted under applicable law, upon the next occurring date on which Interest Payment is due, in each case in accordance with, and subject to the conditions and limitations set forth in, Section 2.03 and Section 6.02 of the Indenture.

Beginning with the Payment Measuring Period ending on June 30, 2020, and for each following Payment Measuring Period until the Payment Measuring Period ending on the End Date, within 75 days of the end of the applicable Payment Measuring Period, subject to the Aggregate Maximum Return Amount Qualification, the Company shall (i) provide notice to the Holders’ Representative of any Payments due and payable in respect of the Notes and (ii) pay such Payments to each Depositary or its respective nominee, as the case may be, as the registered Holders of the Notes, in immediately available funds in lawful money of the United States; provided that (A) no Payments, Designated Default Interest or respective portions thereof shall be payable by the Company in respect of any period after the End Date, (B) no Payment, Designated Default Interest or respective portion thereof shall be payable by the Company to the extent that the Company has paid, or through payment of such Payments or Designated Default Interest will have paid, in excess of an aggregate sum of Payments and Designated Default Interest on account of the Notes equal to the Aggregate Maximum Return Amount (this clause (B) being referred to as the “Aggregate Maximum Return Amount Qualification”) and (C) each Interest Payment in respect of the Notes shall be based solely on Net Revenues earned on U.S. sales of the Products in the applicable Payment Measuring Period, if any (the “Limited Recourse Net Revenues”), and in no event shall the Company be obligated to make any Interest Payment in respect of the Notes on account of any assets or properties other than the Limited Recourse Net Revenues (this clause (C) being referred to as the “Limited Recourse Qualification”).

For the avoidance of doubt, (a) once Payments and Designated Default Interest in an aggregate amount equal to the Maximum Return Amount has been paid in respect of this Note (whether pursuant to this Note, pursuant to Article 14 of the Indenture, or otherwise), no further Payments or Designated Default Interest shall be payable on this Note, and no further Default Interest shall accrue with respect to any Specified Event of Default, (b) if and to the extent that Limited Recourse Net Revenues have not been generated, no amounts other than Principal Payments shall be payable on this Note, (c) if any portion of the Principal Amount in respect of any Note has not been paid as of the End Date, the Company shall pay such unpaid portion of the Principal Amount to the holder thereof notwithstanding the Limited Recourse Qualification and (d) in no event will Pfizer Inc. have any obligations to any Holder pursuant to the Indenture or this Note.

As provided in and subject to the provisions of the Indenture, the Company shall pay the Payments in respect of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its office in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

For purposes of this Note, the following terms shall have the meanings ascribed thereto:

“Aggregate Principal Amount” means the Principal Amounts in respect of all Notes then outstanding collectively, up to the aggregate amount of $120,000.

“cUTI Indication” means the complicated urinary tract infection indication;

“cUTI Indication Payment Rate” means 0.00025%; provided, that if the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering exceeds $80,000, the cUTI Indication Payment Rate means 0.00025% multiplied by a fraction, the numerator of which is $80,000, and the denominator of which is the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering.

“Defaulted Amounts” means any amounts on any Note that are due and payable but have not been paid or duly provided for.

“Default Interest” means interest accruing on Defaulted Amounts or upon the occurrence and during the continuance of Specified Events of Default.

“Designated Default Interest” means Default Interest that becomes due pursuant to Section 2.03(d)(ii) of the Indenture with respect to an Uncurable Event of Default.

“End Date” means December 31, 2045, or, in the event that no FDA Approvals have been obtained prior to December 31, 2025, such date.

“Events of Default” means the events of default set forth under Section 6.01 of the Indenture.

“FDA” means the United States Food and Drug Administration or any successor federal agency thereto.

“FDA Approval” means receipt by the Parent Guarantor (or a Subsidiary thereof) of approval of a new drug application and/or supplemental new drug application (or any successor form(s) or application(s) having substantially the same effect with respect to the approval of a drug for marketing and sale) by the FDA with respect to one or more Products for the uUTI Indication and/or cUTI Indication (as applicable).

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time.

“Gross Revenue” means, as to any Products, for any Payment Measuring Period, the gross amount invoiced to and recognized as revenue on account of U.S. sales of such Products in accordance with GAAP by the Parent Guarantor or its Subsidiaries with respect to the sale by the Parent Guarantor or its Subsidiaries or licensees or sublicensees of Products. For purposes of clarity, Gross Revenue shall not include amounts invoiced to and recognized as revenue on account of sales outside the U.S.

Notwithstanding the foregoing, in the event that a Product is sold in the U.S. together with one or more other therapeutically active ingredients or therapies not constituting the Product for a single price (regardless of their packaging) (a “Combination Sale”), the gross amount recognized as revenue by the Parent Guarantor or its Subsidiaries on account of such Combination Sale shall be determined as follows:

(i) Except as provided below, the gross amount recognized as revenue for a Combination Sale in the U.S. shall be calculated by multiplying the gross amount invoiced for the Combination Sale (“Gross Combination Sale Amount”) by the fraction A/(A+B), where A is the wholesale acquisition cost charged by the Parent Guarantor or its Subsidiaries or any of their respective licensees (collectively, “Sellers”) if such Product is sold separately in the U.S. by any of the Sellers, and B is the wholesale acquisition cost charged by the Sellers for the other product(s) or active ingredients/components included in the Combination Sale if such other product(s) or active ingredients/components are sold separately by the Sellers in the U.S.

(ii) In the event that the Sellers sell the Product included in a Combination Sale as a separate product in the U.S., but do not separately sell all of the other product(s) or active ingredients/components, as the case may be, included in such Combination Sale in the U.S., the calculation of the gross amount recognized as revenue resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount by the fraction A/C where A is the wholesale acquisition cost charged by the Sellers for such Product sold separately in the U.S., and C is the wholesale acquisition cost charged by the Sellers in the U.S. for such Combination Product.

(iii) In the event that the Sellers do not sell the Product included in a Combination Sale as a separate product in the U.S., but do separately sell all of the other products or active ingredients/components, as the case may be, included in the Combination Sale the U.S., the calculation of the gross amount recognized as revenue resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount by the fraction (C-D)/C, where C is the wholesale acquisition cost charged by the Sellers for such Combination Product sold separately in the U.S., and D is the aggregate of the wholesale acquisition cost charged by the Sellers in the U.S., as applicable, of such other product(s) or active ingredients/components, as the case may be, included in the Combination Product and sold separately in the U.S.

If the calculation of the gross amount recognized as revenue on account of such Combination Sale resulting from a Combination Sale in the U.S. cannot be determined by any of the foregoing methods, the calculation of the revenue from such Combination Sale shall be calculated in a manner determined by the Parent Guarantor in good faith based upon the relative objective value of the active components of such Combination Product, in a manner consistent with GAAP.

“Interest Payment” means, as to any Note, for each Payment Measuring Period, the Payment on such Note, but only to the extent that such Payment is described in clause (1) of the definition of Payment hereunder.

“IV Product” means the sulopenem antibiotic being developed by the Parent Guarantor for intravenous delivery.

“Maximum Return Amount” means, as to any Note, the Maximum Return Amount set forth in such Note (which shall be 4,000 times the Principal Amount of such Note).

“Maximum Return Amount Qualification” means, as to any Note, the Maximum Return Amount Qualification set forth in such Note.

“Minimum Principal Amount” means $0.04.

“Net Revenues” means, as to any Products, for any Payment Measuring Period, the Gross Revenue in respect of such Products for such Payment Measuring Period, less the sum of the following to the extent attributable to activities in the U.S. that are incorporated in accordance with GAAP (except to the extent already excluded for Combination Sales in the definition of “Gross Revenue”): (a) customary sales returns actually made and allowances actually paid or taken, including trade, quantity and cash discounts, price adjustments, rebates, chargebacks, reimbursements or similar payments ordinarily granted or given but excluding discounts taken as part of bundling or other forms of multi-product purchase arrangements, (b) adjustments arising from consumer discount programs , (c) customs or excise duties, valued-added taxes, sales taxes, consumption taxes and other taxes (except income taxes) or duties relating to sales which are actually paid with respect to sales of Product, and (d) separately itemized freight and insurance incurred in shipping Product (to the extent that such costs are included in the amount invoiced to customers and included in Gross Revenue).

“Oral Product” means sulopenem etzadroxil and probenecid combined in a single bilayer tablet being developed by the Parent Guarantor for oral administration.

“Payment” means, as to any Note, for each Payment Measuring Period, any positive amount equal to the Pro Rata Share of such Note multiplied by the product of (a) the Net Revenues for such Payment Measuring Period, and (b) the applicable Payment Rate for such applicable Payment Measuring Period, subject to the End Date and the Maximum Return Amount Qualification; provided that each Payment on such Note shall be (1) an Interest Payment on such Note, to the extent that the amount of such Payment, when added to the amounts of all prior Payments on such Note, sums to an amount that is less than or equal to the difference of (x)

the Maximum Return Amount for such Note less (y) the Principal Amount of such Note (such difference being the “Maximum Interest Payment Amount”), and (2) a Principal Payment on such Note, to the extent that the amount of such Payment, when added to the amounts of all prior Payments on such Note, sums to an amount greater than the Maximum Interest Payment Amount.

“Payment Measuring Period” means a period equal to the prior six (6) months, calculated as of June 30 and December 31 of each calendar year during the term of this Indenture; provided no Payment Measuring Period shall commence after the End Date.

“Payment Rate” means, for each Payment Measuring Period, as measured at the end of such Payment Measuring Period: (a) for any Payment Measuring Period in which the Parent Guarantor (or Affiliate thereof) receives, or has previously received, FDA Approval for the uUTI Indication, a percentage equal to the uUTI Payment Rate multiplied by a number equal to the Aggregate Principal Amount; or (b) for any Payment Measuring Period in which the Parent Guarantor (or Affiliate thereof) receives, or has previously received, FDA Approval for the cUTI Indication, but has not received FDA Approval for the uUTI Indication, a percentage equal to the cUTI Indication Payment Rate multiplied by a number equal to the Aggregate Principal Amount.

“Permitted Denomination” means having a Principal Amount in any increment of the Minimum Principal Amount.

“Principal Amount” means, for any Note, the Principal Amount set forth in such Note (which shall be a Permitted Denomination).

“Principal Payment” means, as to any Note, for each Payment Measuring Period, the Payment on such Note, but only to the extent that such Payment is described in clause (2) of the definition of Payment hereunder.

“Pro Rata Share” means, as to any Note, a fraction, the numerator of which is the Principal Amount for such Note, and the denominator of which is the Aggregate Principal Amount.

“Products” means the Oral Product and the IV Product and “Product” means any one of them.

“Rights Offering” means any public offering of subscription rights to purchase units consisting of Notes and Exchangeable Senior Subordinated Notes by the Parent Guarantor and the Company to holders, at the date of this Indenture, of ordinary shares of the Parent Guarantor, nominal value $0.01 per share on a pro rata basis in accordance with their share ownership as of a record date to be determined by the Board of Directors of the Parent Guarantor or a committee thereof. The Initial Purchasers and their Affiliates shall not be entitled to purchase any units pursuant to the Rights Offering (regardless of whether or not under Irish or other applicable law such subscription rights are required to be offered to the Initial Purchasers).

“Specified Events of Default” means the Events of Default upon the occurrence and during the continuance of which Default Interest accrues pursuant to Section 2.03(d)(ii) of the Indenture.

“Uncurable Event of Default” means an Event of Default that has occurred pursuant to paragraphs (c) or (f) of Section 6.01 of the Indenture and is not by its nature subject to termination or cure.

“uUTI Indication” means the uncomplicated urinary tract infection indication.

“uUTI Payment Rate” means 0.00015%; provided, that if the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering exceeds $100,000, the uUTI Indication Payment Rate means 0.00015% multiplied by a fraction, the numerator of which is $100,000, and the denominator of which is the aggregate Principal Amounts in respect of all Notes issued and outstanding immediately after completion of the Rights Offering.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Iterum Therapeutics Bermuda Limited

By:

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Computershare Trust Company, N.A.

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Iterum Therapeutics Bermuda Limited

Limited Recourse Royalty-Linked Subordinated Note

This Note is one of a duly authorized issue of Notes of the Company, designated as its Limited Recourse Royalty-Linked Subordinated Notes (the “Notes”), initially limited to Principal Amounts in the aggregate of $120,000, all issued or to be issued under and pursuant to an Indenture dated as of January [    ], 2020 (the “Indenture”), between the Company, the Guarantors, the Holders’ Representative and Computershare Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Holders’ Representative, the Guarantors and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case any Defaulted Amount, as defined in the Indenture, shall be payable and unpaid, Default Interest shall accrue thereon in accordance with the terms of the Indenture. Upon the occurrence and during the continuance of certain Events of Default, Default Interest shall accrue and become payable upon the next occurring date on which Interest Payment is due, in accordance with the terms of the Indenture.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of Notes representing the right to receive no less than a majority of the aggregate Principal Amounts for all Notes then outstanding, on the terms and conditions set forth herein, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of Notes representing the right to receive a majority of the aggregate Principal Amounts for all Notes then outstanding, on the terms and conditions set forth herein, may on behalf of the Holders of all of the Notes waive any past Event of Default under Section 6.01 of the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of Principal Payments and Interest Payments for, and any accrued and unpaid Default Interest on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed, subject in all events to the End Date, the Maximum Return Amount Qualification and the Limited Recourse Qualification.

For the avoidance of doubt, in no event will Pfizer Inc. have any obligations to any Holder pursuant to the Indenture or this Note.

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The Notes are issuable in registered form without coupons in minimum denominations of the Principal Amount and multiples of the Principal Amount in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for Notes of a like Permitted Denomination in the aggregate, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes will be subject to optional redemption by the Company as set forth in Article 14 of the Indenture.

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SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Iterum Therapeutics Bermuda Limited

Limited Recourse Royalty-Linked Subordinated Note

The initial maximum Principal Amount of this Global Note is ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000). The following increases or decreases in the Principal Amount of this Global Note have been made:

Date of exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

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ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

To: Computershare Trust Company, N.A., as Note Registrar

For value received                                      hereby sell(s), assign(s) and transfer(s) unto                              (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred, subject to the terms of the indenture:

☐ To Iterum Therapeutics plc or a subsidiary thereof (including Iterum Therapeutics Bermuda Limited); or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

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Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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